Exhibit 10.1

MIFID II PRODUCT GOVERNANCE / RETAIL INVESTORS, PROFESSIONAL INVESTORS AND ECPS TARGET MARKET – Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, professional clients and retail clients, each as defined in Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, as amended (MiFID II); and (ii) all channels for distribution to eligible counterparties and professional clients are appropriate; and (iii) the following channels for distribution of the Notes to retail clients are appropriate - investment advice, portfolio management and non-advised sales. Any person subsequently offering, selling or recommending the Notes (each a Distributor) should take into consideration the manufacturers’ target market assessment; however, a Distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels, subject to the Distributor’s suitability and appropriateness obligations under MiFID II, as applicable. The targeted investors are expected to have (1) at least informed knowledge and/or experience with financial products, (2) the ability to bear losses resulting from interest rate changes and no capital loss bearing capacity if held to maturity, (3) a medium risk profile (4) a general capital formation/ asset optimization as investment objective and (5) a medium-term investment horizon. The Issuer is not a manufacturer or Distributor for the purposes of the MiFID Product Governance Rules.

MiFID II PRODUKTÜBERWACHUNGSPFLICHTEN / ZIELMARKT KLEINANLEGER, PROFESSIONELLE INVESTOREN UND GEEIGNETE GEGENPARTEIEN – Die Zielmarktbestimmung im Hinblick auf die Schuldverschreibungen hat – ausschließlich für den Zweck des Produktgenehmigungsverfahrens jedes Konzepteurs – zu dem Ergebnis geführt, dass (i) der Zielmarkt für die Schuldverschreibungen geeignete Gegenparteien, professionelle Kunden und Kleinanleger, jeweils im Sinne der Richtlinie 2014/65/EU des Europäischen Parlaments und des Rates vom 15. Mai 2014 über Märkte für Finanzinstrumente in der jeweils gültigen Fassung (MiFID II), umfasst; und (ii) alle Kanäle für den Vertrieb der Schuldverschreibungen an professionelle Investoren und geeignete Gegenparteien angemessen sind und (iii) die folgenden Kanäle für den Vertrieb der Schuldverschreibungen an Kleinanleger angemessen sind – Anlageberatung, Portfolio-Management und Verkäufe ohne Beratung. Jede Person, die in der Folge die Schuldverschreibungen anbietet, verkauft oder empfiehlt (jeweils ein Vertriebsunternehmen) soll die Beurteilung des Zielmarkts der Konzepteure berücksichtigen; ein Vertriebsunternehmen, welches MiFID II unterliegt, ist indes dafür verantwortlich, seine eigene Zielmarktbestimmung im Hinblick auf die Schuldverschreibungen durchzuführen (entweder durch die Übernahme oder durch die Präzisierung der Zielmarktbestimmung der Konzepteure) und angemessene Vertriebskanäle nach Maßgabe der Pflichten des Vertriebsunternehmens unter MiFID II im Hinblick auf die Geeignetheit bzw. Angemessenheit, zu bestimmen. Von den angesprochenen Anlegern wird erwartet, dass sie (1) zumindest über fundierte Kenntnisse und/oder Erfahrungen mit Finanzprodukten verfügen, (2) in der Lage sind, zinsbedingte Verluste zu tragen und keine Kapitalverluste hinnehmen müssen, wenn sie bis zur Fälligkeit gehalten werden, (3) ein mittleres Risikoprofil haben, (4) ein allgemeines Kapitalbildungs-/Vermögensoptimierungsziel verfolgen und (5) einen mittelfristigen Anlagehorizont haben. Die Emittentin ist kein Konzepteur oder ein Vertriebsunternehmen für Zwecke der MiFID Bestimmungen zu Produktüberwachungspflichten.

Singapore – In connection with Section 309B of the Securities and Futures Act 2001 of Singapore (the SFA) and the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore (the CMP Regulations 2018), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are prescribed capital markets products (as defined in the CMP Regulations 2018) and are Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendation on Investment Products).

Singapur – In Verbindung mit Section 309B des Securities and Futures Act 2001 von Singapur (der SFA) und den Securities and Futures (Capital Markets Products) Regulations 2018 von Singapur (die CMP Regulations 2018), hat die Emittentin festgestellt und benachrichtigt hiermit alle relevanten Personen (wie in Section 309A(1) des SFA definiert), dass es sich bei den Schuldverschreibungen um prescribed capital markets products (wie in den CMP Regulations 2018 definiert) und um Excluded Investment Products (wie in der MAS-Mitteilung SFA 04-N12: Notice on the Sale of Investment Products und der MAS Notice FAA-N16: Notice on Recommendation on Investment Products definiert) handelt.

In case of Notes listed on the official list and admitted to trading on the regulated market of the Luxembourg Stock Exchange (Bourse de Luxembourg) or publicly offered in the Grand Duchy of Luxembourg (Luxembourg), the Final Terms of Notes will be displayed on the website of the Luxembourg Stock Exchange (www.luxse.com). In the case of Notes listed on any other stock exchange or publicly offered in one or more member states of the EEA other than Luxembourg, the Final Terms will be displayed on the website of Fresenius Medical Care (www.freseniusmedicalcare.com).

April 4, 2025

4. April 2025

FINAL TERMS

ENDGÜLTIGE BEDINGUNGEN

Fresenius Medical Care AG

EUR 600,000,000 3.125 per cent. Notes due December 8, 2028

EUR 600.000.000 3,125 % Schuldverschreibungen fällig 8. Dezember 2028

Series: 8, Tranche 1

Serien: 8, Tranche 1

issued pursuant to the

begeben aufgrund des

EUR 10,000,000,000

Debt Issuance Program

Dated March 26, 2025

vom 26. März 2025

of

der

Fresenius Medical Care AG

Issue Price: 99.558 per cent.

Ausgabepreis: 99,558%

Issue Date: April 8, 2025

Begebungstag: 8. April 2025

Important Notice

These are the Final Terms of an issue of Notes under the EUR 10,000,000,000 Debt Issuance Program of Fresenius Medical Care AG (the Program). These Final Terms have been prepared for the purpose of Article 8(5) in conjunction with Article 25(4) of the Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017, as amended, and must be read in conjunction with the base prospectus dated March 26, 2025 (the Prospectus). Full information on Fresenius Medical Care AG and the offer of the Notes is only available on the basis of the combination of the Prospectus and these Final Terms. The Prospectus and any supplement thereto are available for viewing in electronic form on the website of the Luxembourg Stock Exchange (www.luxse.com).

A summary of the individual issue of the Notes is annexed to these Final Terms.

Wichtiger Hinweis

Diese Endgültigen Bedingungen enthalten Angaben zur Emission von Schuldverschreibungen unter dem EUR 10.000.000.000 Debt Issuance Programm der Fresenius Medical Care AG (das Programm). Diese Endgültigen Bedingungen wurden für die Zwecke des Artikels 8 Absatz 5 i.V.m. Artikel 25 Absatz 4 der Verordnung (EU) 2017/1129 des Europäischen Parlaments und des Rates vom 14. Juni 2017, in der jeweils geltenden Fassung, abgefasst und sind in Verbindung mit dem Basisprospekt vom 26. März 2025 (der Prospekt) zu lesen. Vollständige Informationen über Fresenius Medical Care AG und das Angebot der Schuldverschreibungen sind nur verfügbar, wenn die Endgültigen Bedingungen und der Prospekt zusammengenommen werden. Der Prospekt sowie jeder Nachtrag können in elektronischer Form auf der Internetseite der Luxemburger Börse (www.luxse.com) eingesehen werden.

Eine Zusammenfassung der einzelnen Emission der Schuldverschreibungen ist diesen Endgültigen Bedingungen beigefügt.

Part I.: TERMS AND CONDITIONS

Teil I: EMISSIONSBEDINGUNGEN

The Terms and Conditions applicable to the Notes (the Conditions) and the English language translation thereof, are as set out below.

Die für die Schuldverschreibungen geltenden Emissionsbedingungen (die Bedingungen) sowie die englischsprachige Übersetzung sind wie nachfolgend aufgeführt.

TERMS AND CONDITIONS	EMISSIONSBEDINGUNGEN
§ 1 (CURRENCY, DENOMINATION, FORM)	§ 1 (WÄHRUNG, STÜCKELUNG, FORM)
(1) Currency; Denomination.	(1) Währung; Stückelung.

This series of notes (the Notes) of Fresenius Medical Care AG (also referred to as the Issuer) is being issued in euro (“EUR”) (the Specified Currency) in the aggregate principal amount (subject to § 1(4)) of EUR 600,000,000 (in words: euro six hundred million) in the denomination of EUR 1,000 (the Specified Denomination).

Diese Serie von Schuldverschreibungen (die Schuldverschreibungen) der Fresenius Medical Care AG (auch als die Emittentin bezeichnet) wird in Euro (“EUR”) (die Festgelegte Währung) im Gesamtnennbetrag (vorbehaltlich § 1(4)) von EUR 600.000.000 (in Worten: Euro sechshundert Millionen) in einer Stückelung von EUR 1.000 (die Festgelegte Stückelung) begeben.

(2) Form.	(2) Form.
The Notes are being issued in bearer form.	Die Schuldverschreibungen lauten auf den Inhaber.
(3) Temporary Global Note – Exchange.	(3) Vorläufige Globalurkunde – Austausch.

(a)

The Notes are initially represented by a temporary global note (the Temporary Global Note) without coupons. The interests in the Temporary Global Note will be exchangeable for interests in Notes in Specified Denominations represented by a permanent global note (the Permanent Global Note and together with the Temporary Global Note, the Global Notes) without coupons. The details of such exchange shall be entered in the records of the ICSDs (as defined below). The Global Notes shall each bear the handwritten or facsimile signatures of two duly authorized representatives of the Issuer, shall each be provided with a handwritten or facsimile control signature by or on behalf of the Fiscal Agent and shall each bear the handwritten or facsimile signature by or on behalf of the common safekeeper. Definitive Notes

(a)

Die Schuldverschreibungen sind anfänglich durch eine vorläufige Globalurkunde (die Vorläufige Globalurkunde) ohne Zinsscheine verbrieft. Die Anteile an der Vorläufigen Globalurkunde werden gegen Anteile an Schuldverschreibungen in den Festgelegten Stückelungen, die durch eine Dauerglobalurkunde (die Dauerglobalurkunde und zusammen mit der Vorläufigen Globalurkunde, die Globalurkunden) ohne Zinsscheine verbrieft sind, ausgetauscht. Die Einzelheiten eines solchen Austausches werden in die Aufzeichnungen der ICSDs (wie nachstehend definiert) aufgenommen. Die Globalurkunden tragen jeweils die eigenhändigen oder faksimilierten Unterschriften von zwei ordnungsgemäß bevollmächtigten Vertretern der and interest coupons will not be issued.

Emittentin, sind jeweils von der Emissionsstelle oder in deren Namen mit einer eigenhändigen oder faksimilierten Kontrollunterschrift versehen und tragen jeweils die eigenhändige oder faksimilierte Unterschrift von oder im Namen des gemeinsamen Wertpapierverwahrers (common safekeeper). Einzelurkunden und Zinsscheine werden nicht ausgegeben.

(b)

Interests in the Temporary Global Note shall be exchanged for interests in the Permanent Global Note on or after a date (the Exchange Date) not earlier than 40 days after the date of issue of the Notes. Such exchange shall only be made upon and to the extent of delivery of certifications to the effect that the beneficial owner or owners of the Notes is not a U.S. person (other than certain financial institutions or certain persons holding Notes through such financial institutions). Payment of interest on Notes represented by a Temporary Global Note will be made only after delivery of such certifications. A separate certification shall be required in respect of each such payment of interest. Any such certification received on or after the 40th day after the date of issue of the Notes will be treated as a request to exchange the Temporary Global Note pursuant to subparagraph (b) of this § 1(3). Any Notes delivered in exchange for the Temporary Global Note shall be delivered only outside of the United States (as defined in § 1(6)).

(b)

Anteile an der Vorläufigen Globalurkunde werden an oder nach einem Tag der Ausgabe der Vorläufigen Globalurkunde (der Austauschtag) gegen Anteile an der Dauerglobalurkunde ausgetauscht, der nicht weniger als 40 Tage nach dem Tag der Begebung der Schuldverschreibungen liegt. Ein solcher Austausch darf nur nach Vorlage und im Umfang von Bescheinigungen erfolgen, wonach der oder die wirtschaftlichen Eigentümer der Schuldverschreibungen keine U.S.-Personen sind (ausgenommen bestimmte Finanzinstitute oder bestimmte Personen, die Schuldverschreibungen über solche Finanzinstitute halten). Solange die Schuldverschreibungen durch eine Vorläufige Globalurkunde verbrieft sind, werden Zinszahlungen erst nach Vorlage dieser Bescheinigungen vorgenommen. Eine gesonderte Bescheinigung ist für jede solche Zinszahlung erforderlich. Jede Bescheinigung, die am oder nach dem 40. Tag nach dem Tag der Begebung der Schuldverschreibungen eingeht, wird als ein Ersuchen behandelt werden, diese Vorläufige Globalurkunde gemäß Absatz (b) dieses § 1(3) auszutauschen. Schuldverschreibungen, die im Austausch für die Vorläufige

Globalurkunde geliefert werden, dürfen nur außerhalb der Vereinigten Staaten (wie in § 1(6) definiert) geliefert werden.
(4) Clearing System.	(4) Clearingsystem.

Each Global Note will be kept in custody by or on behalf of the Clearing System until all obligations of the Issuer under the Notes have been satisfied. Clearing System means each of the following: Clearstream Banking S.A. Luxembourg (CBL) and Euroclear Bank SA/NV Brussels as operator of the Euroclear System (Euroclear) and any successor in such capacity. International Central Securities Depositary or ICSD means each of CBL and Euroclear (together, the ICSDs).

Die Globalurkunde wird solange von einem oder im Namen eines Clearingsystems verwahrt, bis sämtliche Verbindlichkeiten der Emittentin aus den Schuldverschreibungen erfüllt sind. Clearingsystem bedeutet jeweils folgendes: Clearstream Banking S.A., Luxemburg (CBL) und Euroclear Bank SA/NV Brüssel, als Betreiberin des Euroclear Systems (Euroclear) sowie jeder Funktionsnachfolger. International Central Securities Depositary oder ICSD bezeichnet jeweils CBL und Euroclear (zusammen die ICSDs).

The Notes are issued in new global note (NGN) form and are kept in custody by a common safekeeper on behalf of both ICSDs.	Die Schuldverschreibungen werden in Form einer New Global Note (NGN) ausgegeben und von einem gemeinsamen Wertpapierverwahrer (common safekeeper) im Namen beider ICSDs verwahrt.

The principal amount of Notes represented by the Global Note shall be the aggregate amount from time to time entered in the records of both ICSDs. The records of the ICSDs (which expression means the records that each ICSD holds for its customers which reflect the amount of such customer’s interest in the Notes) shall be conclusive evidence of the principal amount of Notes represented by the Global Note and, for these purposes, a statement issued by an ICSD stating the principal amount of Notes so represented at any time shall be conclusive evidence of the records of the relevant ICSD at that time.

Der Nennbetrag der durch die Globalurkunde verbrieften Schuldverschreibungen entspricht dem jeweils in den Registern beider ICSDs eingetragenen Gesamtbetrag. Die Register der ICSDs (unter denen man die Register versteht, die jeder ICSD für seine Kunden über den Betrag ihres Anteils an den Schuldverschreibungen führt) sind schlüssiger Nachweis über den Nennbetrag der durch die Globalurkunde verbrieften Schuldverschreibungen und eine zu diesen Zwecken von einem ICSD jeweils ausgestellte Bestätigung mit dem Nennbetrag der so verbrieften Schuldverschreibungen ist zu jedem Zeitpunkt ein schlüssiger Nachweis über den Inhalt des Registers des jeweiligen ICSD.

On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the	Bei Rückzahlung oder Zinszahlung bezüglich der durch die Globalurkunde verbrieften Schuldverschreibungen

Notes represented by the Global Note the Issuer shall procure that details of any redemption, payment or purchase and cancellation (as the case may be) in respect of the Global Note shall be entered pro rata in the records of the ICSDs and, upon any such entry being made, the principal amount of the Notes recorded in the records of the ICSDs and represented by the Global Note shall be reduced by the aggregate principal amount of the Notes so redeemed or purchased and cancelled.

bzw. bei Kauf und Entwertung der durch die Globalurkunde verbrieften Schuldverschreibungen stellt die Emittentin sicher, dass die Einzelheiten über jede Rückzahlung und Zahlung bzw. Kauf und Löschung bezüglich der Globalurkunden pro rata in die Unterlagen der ICSDs eingetragen werden, und nach dieser Eintragung vom Nennbetrag der in die Register der ICSDs aufgenommenen und durch die Globalurkunde verbrieften Schuldschreibungen der Gesamtnennbetrag der zurückgezahlten bzw. gekauften und entwerteten Schuldverschreibungen abgezogen wird.

On an exchange of a portion only of the Notes represented by a Temporary Global Note, the Issuer shall procure that details of such exchange shall be entered pro rata in the records of the ICSDs.

Bei Austausch nur eines Teils von Schuldverschreibungen, die durch eine Vorläufige Globalurkunde verbrieft sind, wird die Emittentin sicherstellen, dass die Einzelheiten dieses Austauschs pro rata in die Register der ICSDs aufgenommen werden.

(5) Holder of Notes.	(5) Gläubiger von Schuldverschreibungen.
Holder means any holder of a proportionate co-ownership or other beneficial interest or right in the Notes.	Gläubiger bedeutet jeder Inhaber eines Miteigentumsanteils oder anderen vergleichbaren Rechts an den Schuldverschreibungen.
(6) United States.	(6) Vereinigte Staaten.

For the purposes of these Terms and Conditions, United States means the United States of America (including the States thereof and the District of Columbia) and its territories and possessions (including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and Northern Mariana Islands).

Für die Zwecke dieser Emissionsbedingungen bezeichnet Vereinigte Staaten die Vereinigten Staaten von Amerika (einschließlich deren Bundesstaaten und des District of Columbia) sowie deren Territorien und Besitztümer (einschließlich Puerto Rico, der U.S. Virgin Islands, Guam, American Samoa, Wake Island und Northern Mariana Islands).

§ 2 (STATUS, NEGATIVE PLEDGE)	§ 2 (STATUS, NEGATIVVERPFLICHTUNG)
(1) Status.	(1) Status.

The obligations under the Notes constitute unsecured and unsubordinated obligations of the Issuer ranking pari passu among themselves and pari passu with all other present or future unsecured and unsubordinated obligations of the Issuer, unless such obligations are accorded priority under mandatory provisions of statutory law.

Die Schuldverschreibungen begründen nicht besicherte und nicht nachrangige Verbindlichkeiten der Emittentin, die untereinander und mit allen anderen gegenwärtigen und künftigen nicht besicherten und nicht nachrangigen Verbindlichkeiten der Emittentin gleichrangig sind, soweit diesen Verbindlichkeiten nicht durch zwingende gesetzliche Bestimmungen ein Vorrang eingeräumt wird.

(2) Negative Pledge.	(2) Negativverpflichtung.

So long as any of the Notes remain outstanding, but only up to the time all amounts of principal and interest have been placed at the disposal of the Fiscal Agent, the Issuer undertakes (i) not to grant or permit to subsist any mortgage, land charge, lien or any other security right in rem (dingliches Sicherungsrecht) (the Security Interest) over any or all of its present or future assets, as security for any present or future Capital Market Indebtedness and (ii) to procure, to the extent legally possible, that none of its Subsidiaries will grant or permit to subsist any Security Interest over any or all of its present or future assets, as security for any present or future Capital Market Indebtedness, without at the same time having the Holders share equally and ratably in such Security Interest. This undertaking shall not apply with respect to any Security Interest which (i) is provided over any of the Issuer’s claims or claims of any of its Subsidiaries against any affiliated companies within the meaning of sections 15 et seqq. of the German Stock Corporation Act (Aktiengesetz) or any third party, which claims exist now or arise at any time in the future, as a result of the passing on of the proceeds from the sale by the issuer of any securities, provided that any such security serves to secure obligations under such securities issued by the Issuer or by any of its Subsidiaries, (ii) is existing on assets at the time of the acquisition thereof by the Issuer or by any of its Subsidiaries or is existing over assets of a newly acquired company which becomes a member of the Fresenius Medical Care Group, (iii)

Die Emittentin verpflichtet sich, solange Schuldverschreibungen ausstehen, jedoch nur bis zu dem Zeitpunkt, an dem alle Beträge an Kapital und Zinsen der Emissionsstelle zur Verfügung gestellt worden sind, (i) keine Grundpfandrechte, Pfandrechte oder sonstigen dinglichen Sicherungsrechte (ein Sicherungsrecht) an gegenwärtigen oder zukünftigen Teilen ihres Vermögens oder ihres Vermögens insgesamt zur Sicherung der gegenwärtigen oder zukünftigen Kapitalmarktverbindlichkeiten zu bestellen oder fortbestehen zu lassen, und (ii) soweit rechtlich möglich, zu veranlassen, dass keine ihrer Tochtergesellschaften Sicherungsrechte an gegenwärtigen oder zukünftigen Teilen ihres Vermögens oder ihres Vermögens insgesamt zur Sicherung der gegenwärtigen oder zukünftigen Kapitalmarktverbindlichkeiten bestellt oder fortbestehen lässt, ohne jeweils die Gläubiger zur gleichen Zeit auf gleiche Weise und anteilig an diesen Sicherungsrechten teilhaben zu lassen. Diese Verpflichtung gilt nicht in Bezug auf Sicherungsrechte, die (i) an gegenwärtigen oder zukünftigen Ansprüchen der Emittentin oder Ansprüchen einer ihrer Tochtergesellschaften gegen verbundene Unternehmen im Sinne der §§ 15 ff. Aktiengesetz oder gegen Dritte aufgrund einer Übertragung von Erlösen aus dem Verkauf von Wertpapieren bestehen, soweit diese Sicherheiten zur Sicherung von Verpflichtungen aus diesen durch die is existing on the issue date of the Notes, (iv) secures a Capital Market Indebtedness existing at the time of acquisition that becomes an obligation of the Issuer or of any company within the Fresenius Medical Care Group as a consequence of such acquisition, provided that such Capital Market Indebtedness was not created in contemplation of such acquisition (v) is mandatory pursuant to applicable laws or required as a prerequisite for obtaining any governmental approvals, (vi) is provided in connection with any issuance of asset backed securities by the Issuer or by any of its Subsidiaries, (vii) is provided in respect of any issuance of asset backed securities made by a special purpose vehicle where the Issuer or any of its Subsidiaries is the originator of the underlying assets, (viii) is provided in connection with the renewal, extension or replacement of any security pursuant to foregoing (i) through (vii) and, (ix) secures Capital Market Indebtedness the principal amount of which (when aggregated with the principal amount of any other Capital Market Indebtedness which has the benefit of a security other than any permitted under the subparagraphs (i) to (viii) above) does not exceed EUR 100,000,000 (or its equivalent in other currencies at any time).

Emittentin oder durch eine ihrer Tochtergesellschaften ausgegebenen Wertpapieren dienen, (ii) zur Sicherung von Vermögensgegenständen bestellt sind, die bereits zum Zeitpunkt ihres Erwerbs durch die Emittentin oder durch eine ihrer Tochtergesellschaften bestanden, oder am Vermögen einer neu erworbenen Gesellschaft bestehen, die Mitglied des Fresenius Medical Care-Konzerns wird, (iii) zum Ausgabetag der Schuldverschreibungen bestehen, (iv) eine im Zeitpunkt einer Akquisition bestehende Kapitalmarktverbindlichkeit besichern, die infolge der Akquisition eine Verpflichtung der Emittentin oder einer Gesellschaft des Fresenius Medical Care-Konzerns wird, sofern diese Kapitalmarktverbindlichkeit nicht im Hinblick auf diese Akquisition begründet wurde, (v) aufgrund anwendbaren Rechts gesetzlich vorgeschriebene Sicherheiten sind oder solche, deren Bestehen eine Voraussetzung zur Erteilung einer behördlichen Genehmigung sind, (vi) im Zusammenhang mit durch die Emittentin oder durch eine ihrer Tochtergesellschaften begebenen Asset Backed Securities (ABS) stehen, (vii) im Zusammenhang mit durch Zweckgesellschaften begebenen Asset Backed Securities (ABS) stehen, bei denen die Emittentin oder eine ihrer Tochtergesellschaften der Originator der zugrundeliegenden Vermögensgegenstände ist, (viii) der Erneuerung, Verlängerung oder dem Austausch irgendeiner Sicherheit gemäß vorstehend (i) bis (vii) dienen und (ix) Kapitalmarktverbindlichkeiten besichern, deren Kapitalbetrag (bei Aufaddierung auf den Kapitalbetrag sonstiger Kapitalmarktverbindlichkeiten, für die andere Sicherheiten als die nach (i) bis (viii) zulässigen bestehen) EUR 100.000.000 (oder deren jeweiligen Gegenwert in anderen Währungen) nicht überschreitet.

For purposes of these Terms and Conditions, Capital Market Indebtedness means any obligation for the payment of	Im Sinne dieser Emissionsbedingungen bezeichnet Kapitalmarktverbindlichkeit jede borrowed money which is evidenced by a certificate of indebtedness (Schuldscheindarlehen) or which is represented by any bond or debt security with an original maturity of more than one year which is, or is intended to be, or is capable of being listed or traded on a stock exchange or other recognized securities market.

Verbindlichkeit zur Rückzahlung aufgenommener Geldbeträge, die durch Schuldscheindarlehen dokumentiert ist oder durch Schuldverschreibungen oder sonstige Wertpapiere mit einer ursprünglichen Laufzeit von mehr als einem Jahr, die an einer Börse oder an einem anderen anerkannten Wertpapiermarkt zugelassen oder gehandelt werden oder zugelassen oder gehandelt werden können, verbrieft, verkörpert oder dokumentiert ist.

Fresenius Medical Care Group means the Issuer and its Subsidiaries on a consolidated basis.	Fresenius Medical Care-Konzern bezeichnet die Emittentin und ihre Tochtergesellschaften auf konsolidierter Basis.

Subsidiary means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity whose results of operations are consolidated in accordance with IFRS Accounting Standards with those of:

Tochtergesellschaft bezeichnet in Bezug auf einen Rechtsträger, eine Kapitalgesellschaft, eine Gesellschaft mit Haftungsbeschränkung, eine Vereinigung, eine Personengesellschaft oder ein sonstiges Unternehmen, deren bzw. dessen Ergebnisse gemäß den IFRS Accounting Standards mit den Ergebnissen folgender Personen konsolidiert werden:

(a) such Person;	(a) dieses Rechtsträgers;
(b) such Person and one or more Subsidiaries of such Person; or	(b) dieses Rechtsträgers und einer oder mehreren Tochtergesellschaften dieses Rechtsträgers; oder
(c) one or more Subsidiaries of such Person.	(c) einer oder mehrerer Tochtergesellschaften dieses Rechtsträgers.
IFRS Accounting Standards refers to IFRS Accounting Standards of the International Accounting Standards Board (IASB), as adopted by the European Union.	IFRS Accounting Standards bezeichnet die IFRS Accounting Standards des International Accounting Standards Board (IASB), wie sie von der Europäischen Union anerkannt werden.
§ 3 (INTEREST)	§ 3 (ZINSEN)
(1) Rate of Interest and Interest Payment Dates.	(1) Zinssatz und Zinszahlungstage.

The Notes shall bear interest on their Specified Denomination at the rate of 3.125% per annum from (and including) April 8, 2025 to (but excluding) the Maturity Date (as defined in § 5(1)). Interest shall be payable in arrear on December 8 in each year (each such date, an Interest Payment Date). The first payment of interest shall be made on December 8, 2025 and will amount to EUR 20.89 per Specified Denomination.

Die Schuldverschreibungen werden bezogen auf ihre Festgelegte Stückelung verzinst, und zwar vom 8. April 2025 (einschließlich) bis zum Fälligkeitstag (wie in § 5(1) definiert) (ausschließlich) mit jährlich 3,125%. Die Zinsen sind nachträglich am 8. Dezember eines jeden Jahres zahlbar (jeweils ein Zinszahlungstag). Die erste Zinszahlung erfolgt am 8. Dezember 2025 und beläuft sich auf EUR 20,89 je Festgelegte Stückelung.

(2) Accrual of Interest.	(2) Auflaufende Zinsen.

The Notes shall cease to bear interest from the expiry of the day preceding the day on which they are due for redemption. If the Issuer for any reason fails to redeem the Notes when due, interest shall continue to accrue at the default rate of interest established by statutory law[1] on the outstanding aggregate principal amount of the Notes from (and including) the due date to (but excluding) the day on which such redemption payment is made to the Holders.

Der Zinslauf der Schuldverschreibungen endet mit Ablauf des Tages, der dem Tag vorangeht, an dem sie zur Rückzahlung fällig werden. Falls die Emittentin die Schuldverschreibungen bei Fälligkeit aus irgendeinem Grund nicht zurückzahlt, wird der ausstehende Gesamtnennbetrag der Schuldverschreibungen von dem Tag der Fälligkeit (einschließlich) bis zum Tag der vollständigen Rückzahlung an die Gläubiger (ausschließlich) mit dem gesetzlich bestimmten Verzugszins[2] verzinst.

(3) Calculation of Interest for Periods other than a full year.	(3) Berechnung der Zinsen für Zeiträume, die nicht einem vollen Jahr entsprechen.

If interest is to be calculated for a period other than a full year, it shall be calculated on the basis of the Day Count Fraction (as defined below). The number of Interest Payment Dates per calendar year (each a Determination Date) is one.

Sofern Zinsen für einen Zeitraum, der nicht einem vollen Jahr entspricht, zu berechnen sind, erfolgt die Berechnung auf der Grundlage des Zinstagequotienten (wie nachfolgend definiert). Die Anzahl der Zinszahlungstage im Kalenderjahr (jeweils ein Feststellungstermin) beträgt Eins.

(4) Day Count Fraction.	(4) Zinstagequotient.

[1]

The default rate of interest established by statutory law is five percentage points above the basis rate of interest published by Deutsche Bundesbank from time to time, §§ 288(1), 247(1) of the German Civil Code.

[2]	Der gesetzliche Verzugszinssatz beträgt für das Jahr fünf Prozentpunkte über dem von der Deutsche Bundesbank von Zeit zu Zeit veröffentlichten Basiszinssatz, §§ 288 Abs. 1, 247 Abs. 1 BGB.

Day Count Fraction means with regard to the calculation of the amount of interest on the Notes for any period of time (the Calculation Period):	Zinstagequotient bezeichnet im Hinblick auf die Berechnung von Zinsbeträgen auf die Schuldverschreibungen für einen beliebigen Zeitraum (der Zinsberechnungszeitraum):

(a)

if the Calculation Period is equal to or shorter than the Determination Period during which the Calculation Period ends, the number of days in such Calculation Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in § 3(3)) that would occur in one calendar year; or

(a)

wenn der Zinsberechnungszeitraum kürzer ist als die Feststellungsperiode, in die das Ende des Zinsberechnungszeitraumes fällt oder ihr entspricht, die Anzahl der Tage in dem betreffenden Zinsberechnungszeitraum geteilt durch das Produkt (1) der Anzahl der Tage in der Feststellungsperiode und (2) der Anzahl der Feststellungstermine (wie in § 3(3) angegeben) in einem Kalenderjahr; oder

(b)

if the Calculation Period is longer than the Determination Period during which the Calculation Period ends, the sum of: (A) the number of days in such Calculation Period falling in the Determination Period in which the Calculation Period begins divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in § 3(3)) that would occur in one calendar year and (B) the number of days in such Calculation Period falling in the next Determination Period divided by the product of (1) the number of days in such Determination Period and (2) the number of Determination Dates (as specified in § 3(3)) that would occur in one calendar year.

(b)

wenn der Zinsberechnungszeitraum länger ist als die Feststellungsperiode, in die das Ende des Zinsberechnungszeitraumes fällt, die Summe aus (A) der Anzahl der Tage in dem Zinsberechnungszeitraum, die in die Feststellungsperiode fallen, in welcher der Zinsberechnungszeitraum beginnt, geteilt durch das Produkt aus (1) der Anzahl der Tage in dieser Feststellungsperiode und (2) der Anzahl der Feststellungstermine (wie in § 3(3) angegeben) in einem Kalenderjahr und (B) der Anzahl der Tage in dem Zinsberechnungszeitraum, die in die nächste Feststellungsperiode fallen, geteilt durch das Produkt aus (1) der Anzahl der Tage in dieser Feststellungsperiode und (2) der Anzahl der Feststellungstermine (wie in § 3(3) angegeben) in einem Kalenderjahr.

Determination Period means the period from (and including) a Determination Date to, (but excluding) the next De	Feststellungsperiode ist die Periode ab einem Feststellungstermin (einschließlich desselben) bis zum nächsten Feststellungstermin

termination Date. For the purpose of determining the relevant Determination Period, April 8, 2025 shall be deemed to be a Determination Date.	(ausschließlich desselben). Zum Zwecke der Bestimmung der maßgeblichen Feststellungsperiode ist der 8. April 2025 ein Feststellungstermin.
§ 4 (PAYMENTS)	§ 4 (ZAHLUNGEN)
(1) Payment of Principal and Payment of Interest.	(1) Zahlungen auf Kapital und Zahlung von Zinsen.

(a)

Payment of principal in respect of the Notes shall be made, subject to subparagraph (2) below, to the Clearing System or to its order for credit to the accounts of the relevant account holders of the Clearing System.

(a)

Zahlungen von Kapital auf die Schuldverschreibungen erfolgen nach Maßgabe des nachstehenden Absatzes (2) an das Clearingsystem oder dessen Order zur Gutschrift auf den Konten der jeweiligen Kontoinhaber des Clearingsystems.

(b)

Payment of Interest on the Notes shall be made, subject to subparagraph (2) below, to the Clearing System or to its order for credit to the accounts of the relevant account holders of the Clearing System.

(b)

Die Zahlung von Zinsen auf die Schuldverschreibungen erfolgt nach Maßgabe des nachstehenden Absatzes (2) an das Clearingsystem oder dessen Order zur Gutschrift auf den Konten der jeweiligen Kontoinhaber des Clearingsystems.

Payment of interest on Notes represented by the Temporary Global Note shall be made, subject to subparagraph (2) below, to the Clearing System or to its order for credit to the accounts of the relevant account holders of the Clearing System, upon due certification as provided in § 1(3)(b).

Die Zahlung von Zinsen auf Schuldverschreibungen, die durch die Vorläufige Globalurkunde verbrieft sind, erfolgt nach Maßgabe des nachstehenden Absatzes (2) an das Clearingsystem oder dessen Order zur Gutschrift auf den Konten der jeweiligen Kontoinhaber des Clearingsystems, und zwar nach ordnungsgemäßer Bescheinigung gemäß § 1(3)(b).

(2) Manner of Payment.	(2) Zahlungsweise.
Subject to applicable fiscal and other laws and regulations, payments of amounts due in respect of the Notes shall be made in the Specified Currency.	Vorbehaltlich geltender steuerlicher und sonstiger gesetzlicher Regelungen und Vorschriften erfolgen zu leistende Zahlungen auf die Schuldverschreibungen in der Festgelegten Währung.
(3) Discharge.	(3) Erfüllung.

The Issuer shall be discharged by payment to, or to the order of, the Clearing System.	Die Emittentin wird durch Leistung der Zahlung an das Clearingsystem oder dessen Order von ihrer Zahlungspflicht befreit.
(4) Payment Business Day.	(4) Zahltag.

If the date for payment of any amount in respect of any Note is not a Payment Business Day, then the Holder shall not be entitled to payment until the next such day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay.

Fällt der Fälligkeitstag einer Zahlung in Bezug auf eine Schuldverschreibung auf einen Tag, der kein Zahltag ist, dann hat der Gläubiger keinen Anspruch auf Zahlung vor dem nächsten Zahltag am jeweiligen Geschäftsort. Der Gläubiger ist nicht berechtigt, weitere Zinsen oder sonstige Zahlungen aufgrund dieser Verspätung zu verlangen.

For these purposes, Payment Business Day means any day (other than a Saturday or a Sunday) on which the Clearing System is operational as well as all relevant parts of T2 are operational to forward the relevant payment.

Für diese Zwecke bezeichnet Zahltag einen Tag (außer einem Samstag oder Sonntag), an dem das Clearingsystem betriebsbereit ist, sowie alle betroffenen Bereiche des T2 betriebsbereit sind, um die betreffenden Zahlungen weiterzuleiten.

T2 means the real time gross settlement system operated by the Eurosystem, or any successor system.	T2 bezeichnet das Echtzeit-Bruttoabwicklungssystem betrieben durch das Eurosystem, oder ein Nachfolgesystem.
(5) References to Principal and Interest.	(5) Bezugnahmen auf Kapital und Zinsen.

References in these Terms and Conditions to principal in respect of the Notes shall be deemed to include, as applicable: the Call Redemption Amount of the Notes; and any premium and any other amounts which may be payable under or in respect of the Notes. References in these Terms and Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any Additional Amounts which may be payable under § 7.

Bezugnahmen in diesen Emissionsbedingungen auf Kapital der Schuldverschreibungen schließen, soweit anwendbar, die folgenden Beträge ein: den Wahl-Rückzahlungsbetrag (Call) der Schuldverschreibungen; sowie jeden Aufschlag sowie sonstige auf oder in Bezug auf die Schuldverschreibungen zahlbaren Beträge. Bezugnahmen in diesen Emissionsbedingungen auf Zinsen auf die Schuldverschreibungen sollen, soweit anwendbar, sämtliche gemäß § 7 zahlbaren Zusätzlichen Beträge einschließen.

(6) Deposit of Principal and Interest.	(6) Hinterlegung von Kapital und Zinsen.
The Issuer may deposit with the local court (Amtsgericht) in Frankfurt/Main	Die Emittentin ist berechtigt, beim Amtsgericht Frankfurt am Main Zins- oder Kapitalbeträge zu hinterlegen, die principal or interest not claimed by Holders within twelve months after the Maturity Date, even though such Holders may not be in default of acceptance of payment. If and to the extent that the deposit is effected and the right of withdrawal is waived, the respective claims of such Holders against the Issuer shall cease.

von den Gläubigern nicht innerhalb von zwölf Monaten nach dem Fälligkeitstag beansprucht worden sind, auch wenn die Gläubiger sich nicht in Annahmeverzug befinden. Soweit eine solche Hinterlegung erfolgt, und auf das Recht der Rücknahme verzichtet wird, erlöschen die diesbezüglichen Ansprüche der Gläubiger gegen die Emittentin.

§ 5 (REDEMPTION)	§ 5 (RÜCKZAHLUNG)
(1) Final Redemption.	(1) Rückzahlung bei Endfälligkeit.
Unless previously redeemed in whole or in part or purchased and cancelled, the Notes shall be redeemed at their principal amount on December 8, 2028 (the Maturity Date).	Soweit nicht zuvor bereits ganz oder teilweise zurückgezahlt oder angekauft und entwertet, werden die Schuldverschreibungen zu ihrem Nennbetrag am 8. Dezember 2028 (der Fälligkeitstag) zurückgezahlt.
(2) Early Redemption at the option of the Issuer for Reasons of Taxation.	(2) Vorzeitige Rückzahlung nach Wahl der Emittentin aus steuerlichen Gründen.

If as a result of any change in, or amendment to, the laws, treaties, regulations or official position of any Relevant Taxing Jurisdiction (as defined in § 7 herein) or any political subdivision or taxing authority thereto or therein affecting taxation or the obligation to pay duties of any kind, or any change in, or amendment to, an official interpretation or application of such laws or regulations (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), which amendment or change is effective on or after the date on which the series of Notes was issued, the Issuer is required to pay Additional Amounts (as defined in § 7 herein) on the next succeeding Interest Payment Date (as defined in § 3(1)), and this obligation cannot be avoided by the use of reasonable measures available to the Issuer, the Notes may be redeemed, in whole but not in part, at the option of the Issuer, upon not more than 60 days’ nor less than 30 days’ prior notice of redemption given to the Fiscal Agent and, in accordance with § 12, to the Holders, at their principal amount, together with interest

Die Schuldverschreibungen können insgesamt, jedoch nicht teilweise, nach Wahl der Emittentin mit einer Kündigungsfrist von nicht mehr als 60 und nicht weniger als 30 Tagen durch Erklärung gegenüber der Emissionsstelle und Benachrichtigung gemäß § 12 gegenüber den Gläubigern vorzeitig gekündigt und zu ihrem Nennbetrag zuzüglich etwaiger bis zum für die Rückzahlung festgesetzten Tag (ausschließlich) aufgelaufener Zinsen zurückgezahlt werden, falls die Emittentin als Folge einer Änderung oder Ergänzung der Steuer- oder Abgabengesetze, -abkommen, -vorschriften und offiziellen Verlautbarungen einer Relevanten Steuerjurisdiktion (wie in § 7 dieser Bedingungen definiert) oder deren politischen Untergliederungen oder Steuerbehörden oder als Folge einer Änderung oder Ergänzung der Anwendung oder der offiziellen Auslegung dieser Gesetze und Vorschriften (einschließlich des Erlasses von Gesetzen sowie Bekanntmachung gerichtlicher oder aufsichtsrechtlicher Entscheidungen)

(if any) accrued to the date fixed for redemption (excluding).

(vorausgesetzt, diese Änderung oder Ergänzung wird am oder nach dem Tag, an dem die Serie von Schuldverschreibungen begeben wird, wirksam) am nächstfolgenden Zinszahlungstag (wie in § 3(1) definiert) zur Zahlung von Zusätzlichen Beträgen (wie in § 7 dieser Bedingungen definiert) verpflichtet sein wird und diese Verpflichtung nicht durch das Ergreifen zumutbarer, der Emittentin zur Verfügung stehender Maßnahmen vermieden werden kann.

However, no such notice of redemption may be given (i) earlier than 90 days prior to the earliest date on which the Issuer would be obligated to pay such Additional Amounts were a payment in respect of the Notes then due, or (ii) if at the time such notice is given, such obligation to pay such Additional Amounts does not remain in effect.

Eine solche Kündigung darf allerdings nicht (i) früher als 90 Tage vor dem frühestmöglichen Termin erfolgen, an dem die Emittentin verpflichtet wäre, solche Zusätzlichen Beträge zu zahlen, falls eine Zahlung auf die Schuldverschreibungen dann fällig sein würde, oder (ii) erfolgen, wenn zu dem Zeitpunkt, zu dem die Kündigung erklärt wird, die Verpflichtung zur Zahlung von Zusätzlichen Beträgen nicht mehr wirksam ist.

Any such notice shall be given in accordance with § 12. It shall be irrevocable, must specify the date fixed for redemption and must set forth a statement in summary form of the facts constituting the basis for the right of the Issuer so to redeem.

Eine solche Kündigung ist gemäß § 12 bekanntzumachen. Sie ist unwiderruflich, muss den für die Rückzahlung festgelegten Termin nennen und eine zusammenfassende Erklärung enthalten, welche die das Rückzahlungsrecht der Emittentin begründenden Umständen darlegt.

Before the publication of any notice of redemption pursuant to this subparagraph, the Issuer shall deliver to the Fiscal Agent a certificate signed by a member of the Issuer’s management body stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and an opinion of independent legal counsel or tax advisers of recognized standing to the effect that the Issuer has or will become obliged to pay such Additional Amounts as a result of such change or amendment.

Vor Bekanntgabe einer Mitteilung über eine Rückzahlung gemäß diesen Bestimmungen hat die Emittentin der Emissionsstelle eine von einem Mitglied des Geschäftsführungsorgans der Emittentin unterzeichnete Bescheinigung zukommen zu lassen, der zufolge die Emittentin berechtigt ist, eine entsprechende Rückzahlung zu leisten, und in der nachvollziehbar dargelegt ist, dass die Bedingungen für das Recht der Emittentin zur Rückzahlung gemäß diesen Bestimmungen erfüllt sind; zusätzlich hat die Emittentin ein von unabhängigen und anerkannten Rechts- oder Steuerberatern erstelltes Gutachten vorzulegen, demzufolge die Emittentin in Folge einer entsprechenden

Änderung oder Ergänzung zur Zahlung Zusätzlicher Beträge verpflichtet ist oder sein wird.
(3) Early Redemption at the Option of the Issuer for Reasons of Minimal Outstanding Principal Amount.	(3) Vorzeitige Rückzahlung nach Wahl der Emittentin bei geringfügigem ausstehendem Nennbetrag.

If 80% or more in principal amount of the Notes then outstanding have been redeemed or purchased by the Issuer or any Subsidiary of the Issuer, the Issuer may, on not less than 30 or more than 60 days’ notice to the Holders redeem, at its option, the remaining Notes as a whole at their principal amount, together with interest (if any) accrued to the date fixed for redemption (excluding).

Wenn 80% oder mehr des Nennbetrags der dann ausstehenden Schuldverschreibungen durch die Emittentin oder eine Tochtergesellschaft der Emittentin zurückgezahlt oder zurückerworben wurde, ist die Emittentin berechtigt, nach ihrer Wahl alle ausstehenden Schuldverschreibungen mit einer Frist von mindestens 30 und höchstens 60 Tagen gegenüber den Gläubigern zu kündigen und zum Nennbetrag zuzüglich etwaiger bis zum Rückzahlungstag (ausschließlich) aufgelaufener Zinsen zurückzuzahlen.

(4) Early Redemption at the Option of the Holders upon a Change of Control.	(4) Vorzeitige Rückzahlung nach Wahl der Gläubiger bei Vorliegen eines Kontrollwechsels.

Each Holder of the Notes, upon the occurrence of a Change of Control Triggering Event, will have the right (unless, prior to the giving of the Put Event Notice referred to below, the Issuer gives notice to redeem the Notes in accordance with § 5(2), i.e. for taxation reasons) to require that the Issuer repurchases such Holder’s Notes on the Optional Redemption Date at a purchase price in cash equal to 101% of the principal amount together with interest (if any) accrued to the Optional Redemption Date (excluding).

Falls ein Kontrollwechselereignis stattfindet, hat jeder Gläubiger das Recht (soweit die Emittentin nicht bereits vor Abgabe der Vorzeitigen Rückkaufsgrunderklärung (wie nachstehend definiert) die Rückzahlung gemäß § 5(2), d.h. aus steuerlichen Gründen, erklärt hat) von der Emittentin am Stichtag den Rückkauf seiner Schuldverschreibungen zu einem Kaufpreis von 101% des Nennbetrags zuzüglich etwaiger bis zum Stichtag (ausschließlich) aufgelaufener Zinsen zu verlangen.

In this context the following provisions apply:	In diesem Zusammenhang finden die folgenden Vorschriften Anwendung:
Change of Control Triggering Event means the occurrence of a Change of Control together with a Ratings Decline.	Ein Kontrollwechselereignis liegt vor, wenn ein Kontrollwechsel zusammen mit einer Ratingherabstufung eintreten.
Rating Agency means (1) S&P Global Ratings Europe Limited and its subsidiaries or successors (S&P), (2) Moody’s Deutschland GmbH and its subsidiaries or successors (Moody’s), and (3) Fitch	Ratingagentur bezeichnet (1) S&P Global Ratings Europe Limited sowie deren Tochter- oder Nachfolgergesellschaften (S&P), (2) Moody’s Deutschland GmbH sowie

Ratings Ireland Limited and its subsidiaries or successors (Fitch), or (4) if S&P, Moody’s or Fitch, or all three do not make a rating of the Issuer publicly available, a European-wide reputable securities rating agency or agencies, as the case may be, selected by the Issuer, which shall be substituted for S&P, Moody’s or Fitch or all three, as the case may be.

deren Tochter- oder Nachfolgergesellschaften (Moody’s), (3) Fitch Ratings Ireland Limited sowie deren Tochter- oder Nachfolgergesellschaften (Fitch), oder (4) falls S&P, Moody’s oder Fitch oder alle drei kein Rating für die Emittentin öffentlich zur Verfügung stellen, eine Ratingagentur oder Ratingagenturen mit europaweitem Ansehen, die von der Emittentin ausgewählt wird und S&P, Moody’s oder Fitch oder alle diese Agenturen ersetzt.

Ratings Decline means that if (a), at the time of the occurrence of a Change of Control, the Issuer (i) has been rated Investment Grade by at least two Rating Agencies and such rating is, within 120 days from such time, either downgraded to a non-investment grade rating or withdrawn by at least two Rating Agencies and is not within such 120-day period subsequently (in the case of a downgrade) upgraded to Investment Grade by two of the three Rating Agencies, or (in the case of withdrawal) replaced by an Investment Grade rating from any other Rating Agency or Rating Agencies; or (ii) rated below Investment Grade and such rating from any Rating Agency is, within 120 days from such time, downgraded by one or more gradations (including gradations within Rating Categories as well as between Rating Categories) and is not within such 120-day period subsequently upgraded to its earlier credit rating or better by such Rating Agency, provided that if at the time of the occurrence of a Change of Control the Issuer carries an Investment Grade rating of only one Rating Agency, it shall be sufficient if the requirements under sub-paragraph (i) are met with respect to such Rating Agency; and (b) in making any of the decisions referred to above, the relevant Rating Agency announces publicly or confirms in writing to the Issuer that its decision resulted, in whole or in part, from the occurrence of the Change of Control.

Eine Ratingherabstufung liegt vor, falls (a) die Emittentin bei Eintritt des Kontrollwechsels (i) von mindestens zwei Ratingagenturen mit Investment Grade bewertet ist und diese Ratings von mindestens zwei Ratingagenturen innerhalb von 120 Tagen nach dem Kontrollwechsel zu einem Non-Investment-Grade-Rating herabgestuft oder das Rating zurückgezogen wurde und nicht innerhalb dieser 120-Tagesperiode anschließend (im Falle einer Herabstufung) durch mindestens zwei Ratingagenturen wieder auf ein Investment Grade Rating heraufgestuft oder (im Falle eines Zurückziehens) durch das Investment Grade Rating einer anderen Ratingagentur oder Ratingagenturen ersetzt wurde; oder (ii) unterhalb von Investment Grade bewertet ist und dieses Rating von einer Ratingagentur innerhalb von 120 Tagen nach dem Kontrollwechsel um eine oder mehrere Stufen (einschließlich Untergliederungen innerhalb von sowie zwischen Ratingkategorien) herabgestuft und nicht innerhalb dieser 120-Tagesperiode anschließend wieder auf das ursprüngliche oder ein besseres Rating durch diese Ratingagentur heraufgestuft wurde, wobei, falls die Emittentin zum Eintritt des Kontrollwechsels über ein Investment-Grade-Rating von nur einer Ratingagentur verfügt, es bereits ausreichend ist, wenn die Voraussetzungen in Unterabsatz (i) im Hinblick auf diese Ratingagentur erfüllt sind; und (b) im Zusammenhang mit einer der oben genannten Entscheidungen die betreffende

Ratingagentur öffentlich bekannt macht oder gegenüber der Emittentin schriftlich bestätigt, dass ihre Entscheidung ganz oder teilweise auf den Kontrollwechsel zurückzuführen ist.
Provided however that no Ratings Decline will occur if at the end of the 120-day period the Issuer has been rated by at least two Rating Agencies, it has solicited, Investment Grade.

Eine Ratingherabstufung liegt jedoch nicht vor, falls die Emittentin, aufgrund einer Beauftragung durch die Emittentin, am Ende der 120-Tagesperiode von mindestens zwei Ratingagenturen mit Investment Grade bewertet wird.

Rating Category means:	Ratingkategorie bezeichnet:
(a) with respect to S&P or Fitch, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories);	(a) in Bezug auf S&P oder Fitch eine der folgenden Kategorien: BB, B, CCC, CC, C und D (bzw. entsprechende Nachfolgekategorien);
(b) with respect to Moody’s, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and	(b) in Bezug auf Moody’s eine der folgenden Kategorien: Ba, B, Caa, Ca, C und D (bzw. entsprechende Nachfolgekategorien); und

(c)

the equivalent of any such category of S&P, Moody’s or Fitch used by another rating agency in determining whether the rating of the Issuer has decreased by one or more gradations, gradations within rating categories (“+” and “-” for S&P, “1”, “2” and “3” for Moody’s, “+” and “-” for Fitch; or the equivalent gradations for another rating agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from “BB+” to “BB”, as well as from “BB-” to “B+”, will constitute a decrease of one gradation).

(c)

diesen Kategorien von S&P oder Moody’s oder Fitch entsprechende Ratingkategorien einer anderen Ratingagentur. Bei der Bestimmung, ob das Rating der Emittentin um eine oder mehrere Stufen herabgestuft wurde, werden die jeweiligen Ratingkategorien weiter untergliedernde Zusätze (“+” und “-” bei S&P, “1”, “2” und “3” bei Moody’s, “+” und “-” bei Fitch bzw. entsprechende Zusätze anderer Ratingagenturen) berücksichtigt (z. B. entspricht bei S&P eine Ratingänderung von “BB+” auf “BB” oder von “BB-” auf “B+” jeweils einer Herabstufung um eine Stufe).

Investment Grade means a rating of (i) ”BBB-” or higher by S&P and Fitch, and (ii) ”Baa3” or higher by Moody’s, or the equivalent of such ratings by S&P, Moody’s or Fitch and the equivalent in	Investment Grade bezeichnet ein Rating von (i) “BBB-” oder höher im Fall von S&P und Fitch und (ii) “Baa3” oder höher im Fall von Moody’s, oder das entsprechende

respect of rating categories of any Rating Agencies substituted for S&P, Moody’s or Fitch.	Äquivalent dieser Ratings im Fall von S&P, Moody’s oder Fitch sowie das entsprechende Äquivalent in den Ratingkategorien einer anderen Ratingagentur, durch die S&P, Moody’s oder Fitch ersetzt wurde.
A Change of Control means the occurrence of one or more of the following events:	Ein Kontrollwechsel bezeichnet den Eintritt eines oder mehrerer der folgenden Ereignisse:

(a)

any event the result of which is that (A) any person or group (Relevant Person(s)) acting in concert (as defined in section 30(2) of the German Securities Acquisition and Takeover Act (Wertpapiererwerbs- und Übernahmegesetz)) or any person or group acting on behalf of any such Relevant Person(s), other than a Permitted Holder, is or becomes the direct or indirect legal or beneficial ownership or any legal or beneficial entitlement (as defined in section 34 of the German Securities Trading Act (Wertpapierhandelsgesetz)) of, in the aggregate, more than 50% of the voting shares of the Issuer; or

(a)

ein Ereignis, in dessen Folge (A) eine Person oder mehrere Personen (Relevante Personen), die abgestimmt handeln (wie in § 30 Abs. 2 Wertpapiererwerbs- und Übernahmegesetz definiert), oder einer oder mehrere Dritte, die im Auftrag einer solchen Relevanten Person(en) handeln, mit Ausnahme eines Zulässigen Inhabers, unmittelbar oder mittelbar rechtliches oder wirtschaftliches Eigentum in jedweder Form bzw. die unmittelbare oder mittelbare rechtliche oder wirtschaftliche Verfügungsbefugnis in jedweder Form (wie in § 34 Wertpapierhandelsgesetz beschrieben) an insgesamt mehr als 50% der stimmberechtigten Aktien der Emittentin erlangen; oder

(b)

any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Issuer (held directly or indirectly) to any Relevant Person other than a Permitted Holder, or any person or group acting on behalf of any such Relevant Person(s).

(b)

ein Verkauf, ein Leasing, ein Tausch oder eine sonstige Übertragung (im Rahmen einer einzigen Transaktion oder einer Reihe miteinander zusammenhängender Transaktionen) aller oder aller wesentlichen Vermögenswerte (direkt oder indirekt gehalten) der Emittentin an eine oder mehrere Relevante Personen, mit Ausnahme eines Zulässigen Inhabers, oder einen oder mehrere Dritte, die im Auftrag solcher Relevanten Personen handeln.

Person means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or	Person bezeichnet eine natürliche Person, eine Körperschaft, eine Personengesellschaft, ein Joint Venture, eine Vereinigung, eine Aktiengesellschaft, einen Trust, eine

any agency, instrumentality or political subdivision thereof, or any other entity.	Einrichtung ohne eigene Rechtspersönlichkeit, eine staatliche Stelle oder Behörde, eine Gebietskörperschaft oder einen sonstigen Rechtsträger.

Permitted Holder means Fresenius SE & Co. KGaA and any of its Affiliates, as long as and to the extent Fresenius SE & Co. KGaA or the relevant Affiliate(s) is or are not acting in concert with, or on behalf of, a Relevant Person(s).

Zulässiger Inhaber bezeichnet die Fresenius SE & Co. KGaA und alle mit ihr verbundenen Personen, sofern und soweit die Fresenius SE & Co. KGaA oder eine oder mehrere mit ihr verbundene Person(en) nicht gemeinsam mit oder im Auftrag einer oder mehrerer Relevanten Person(en) handeln.

Affiliate of any specified Person means:	Verbundene Person einer bestimmten Person bezeichnet:
(a) any other Person, directly or indirectly, controlling or controlled by such specified Person, or	(a) jede andere Person, die diese Person direkt oder indirekt kontrolliert bzw. direkt oder indirekt von ihr kontrolliert wird, oder
(b) under direct or indirect common control with such specified Person.	(b) mit dieser bestimmten Person unter direkter oder indirekter gemeinsamer Kontrolle steht.

For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (section 15 of the German Stock Corporation Act (Aktiengesetz)); and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Für den Zweck dieser Definition bezeichnet “Kontrolle” bei Verwendung in Bezug auf eine Person die Befugnis, deren Geschäftsführung und Unternehmenspolitik direkt oder indirekt zu bestimmen (§ 15 Aktiengesetz), sei es durch den Besitz von stimmberechtigten Kapitalanteilen, eine vertragliche Festlegung oder anderweitig, und die Bedeutung der Begriffe “kontrolliert” und “kontrollieren” ist entsprechend zu verstehen.

Within 30 days upon the Issuer becoming aware that a Change of Control Triggering Event has occurred, the Issuer shall give notice (a Put Event Notice) to the Holders in accordance with § 12 stating:

Innerhalb von 30 Tagen, nachdem die Emittentin von einem Kontrollwechselereignis Kenntnis erlangt hat, wird die Emittentin dies den Gläubigern gemäß § 12 bekannt machen (Vorzeitige Rückkaufsgrunderklärung) und dabei folgendes mitteilen:

(a) that a Change of Control Triggering Event has occurred;	(a) dass ein Kontrollwechselereignis eingetreten ist;

(b) the circumstances and relevant facts regarding such Change of Control Triggering Event;	(b) die Umstände und relevanten Informationen bezüglich des Kontrollwechselereignisses;
(c) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such Put Event Notice is given) (the Optional Redemption Date);	(c) den Tag des Rückkaufs (der nicht früher als 30 und nicht später als 60 Tage nach dem Tag, an dem die Vorzeitige Rückkaufsgrunderklärung erfolgt, liegen darf) (der Stichtag);
(d) that each Note will be subject to repurchase only in integral multiples of the Specified Denomination; and	(d) dass die Schuldverschreibungen nur in ganzen Vielfachen der Festgelegten Stückelung zurückgekauft werden; und
(e) the instructions determined by the Issuer that a Holder must follow in order to have its Notes purchased pursuant to this § 5(4).	(e) die Anweisungen, die ein Gläubiger befolgen muss, damit die Schuldverschreibungen gemäß diesem § 5(4) zurückgekauft werden.

In order to exercise such option, the Holder must submit during normal business hours at the specified office of the Fiscal Agent a duly completed option exercise notice in the form available from the specified office of the Fiscal Agent within the period of 20 days after a Put Event Notice is given. No option so exercised may be revoked or withdrawn without the prior consent of the Issuer.

Um ein solches Recht auszuüben, muss ein Gläubiger während der allgemeinen Geschäftszeiten bei der angegebenen Geschäftsstelle der Emissionsstelle eine vollständig ausgefüllte Ausübungserklärung in der durch die Emissionsstelle bereitgestellten Form innerhalb eines Zeitraums von 20 Tagen nach Bekanntmachung der Vorzeitigen Rückzahlungserklärung übermitteln. Kein in dieser Form ausgeübtes Recht kann ohne vorherige Zustimmung der Emittentin widerrufen oder zurückgezogen werden.

The Issuer will comply with the requirements of any applicable securities laws or regulations in connection with an early redemption of Notes at the option of the Holders upon a Change of Control pursuant to this § 5(4). To the extent that the provisions of any securities laws or regulations or applicable stock exchange listing rules conflict with the provisions of this § 5(4), the Issuer will comply with the applicable securities laws, regulations and listing rules and will not be deemed to have breached its obligations under this § 5(4) by virtue thereof.

Die Emittentin wird die Anforderungen der anwendbaren Wertpapiergesetze oder -vorschriften im Zusammenhang mit einer vorzeitigen Rückzahlung von Schuldverschreibungen nach Wahl der Inhaber bei einem Kontrollwechsel gemäß diesem § 5(4) erfüllen. Soweit die Bestimmungen eines Wertpapiergesetzes oder -verordnung oder eines anwendbaren Börsenzulassungsregelwerks im Widerspruch zu den Bestimmungen dieses § 5(4) stehen, wird die Emittentin die anwendbaren Wertpapiergesetze, -verordnungen und -regelwerke einhalten und dies wird nicht als

Verletzung ihrer Pflichten aus diesem § 5(4) angesehen werden.
(5) Early Redemption at the Option of the Issuer.	(5) Vorzeitige Rückzahlung nach Wahl der Emittentin.

(a)

The Issuer may, upon notice given in accordance with subparagraph (b), redeem all or some only of the Notes within the Call Redemption Period(s) at the Call Redemption Amount(s) set forth below together with accrued interest, if any, to (but excluding) the relevant redemption date.

(a)

Die Emittentin kann, nachdem sie gemäß Absatz (b) gekündigt hat, die Schuldverschreibungen insgesamt oder teilweise innerhalb des/der Wahl- Rückzahlungszeitraums/-räume (Call) zum/zu den Wahl- Rückzahlungsbetrag/-beträgen (Call), wie nachfolgend angegeben, nebst etwaigen bis zum maßgeblichen Rückzahlungstag (ausschließlich) aufgelaufenen Zinsen zurückzahlen.

Call Redemption Period(s)	Call Redemption Amount(s)	Wahl- Rückzahlungszeitraum/-räume (Call)	Wahl-Rückzahlungsbetrag/-beträge (Call)
November 8, 2028 to December 7, 2028	100 per cent. of the principal amount	8. November 2028 bis 7. Dezember 2028	100% des Nennbetrags

(b) Notice of redemption shall be given by the Issuer to the Holders of the Notes in accordance with § 12. Such notice shall specify:	(b) Die Kündigung ist den Gläubigern der Schuldverschreibungen durch die Emittentin gemäß § 12 bekanntzugeben. Sie muss die folgenden Angaben enthalten:
(i) the series of Notes subject to redemption;	(i) die zurückzuzahlende Serie von Schuldverschreibungen;
(ii) whether such series is to be redeemed in whole or in part only and, if in part only, the aggregate principal amount of the Notes which are to be redeemed;	(ii) eine Erklärung, ob diese Serie ganz oder teilweise zurückgezahlt wird und im letzteren Fall den Gesamtnennbetrag der zurückzuzahlenden Schuldverschreibungen;
(iii) the relevant redemption date, which shall be not less than 20 nor more than 40 days after the date on	(iii) den maßgeblichen Rückzahlungstag, der nicht weniger als 20 und nicht mehr als 40 Tage

which notice is given by the Issuer to the Holders; and	nach dem Tag der Kündigung durch die Emittentin gegenüber den Gläubigern liegen darf; und
(iv) the Call Redemption Amount at which such Notes are to be redeemed.	(iv) den Wahl-Rückzahlungsbetrag (Call), zu dem die Schuldverschreibungen zurückgezahlt werden.

(c)

In the case of a partial redemption of Notes, Notes to be redeemed shall be selected in accordance with the rules of the relevant Clearing System. For technical procedure of the ICSDs, in the case of a partial redemption the outstanding redemption amount will be reflected in the records of the ICSDs as either a reduction in nominal amount or as a pool factor, at the discretion of the ICSDs.

(c)

Wenn die Schuldverschreibungen nur teilweise zurückgezahlt werden, werden die zurückzuzahlenden Schuldverschreibungen in Übereinstimmung mit den Regeln des betreffenden Clearingsystems ausgewählt. Für das technische Verfahren der ICSDs wird im Fall einer teilweisen Rückzahlung der entstehende Rückzahlungsbetrag entweder als reduzierter Nennbetrag oder als Poolfaktor nach Ermessen der ICSDs in das Register der ICSDs aufgenommen.

§ 6 (THE FISCAL AGENT AND THE PAYING AGENT)	§ 6 (DIE EMISSIONSSTELLE UND DIE ZAHLSTELLE)
(1) Appointment; Specified Office.	(1) Bestellung; bezeichnete Geschäftsstelle.
The initial fiscal agent (the Fiscal Agent) and the initial paying agent (the Paying Agent) and its initial specified office shall be:	Die anfänglich bestellte Emissionsstelle (die Emissionsstelle) und die anfänglich bestellte Zahlstelle (die Zahlstelle) und ihre bezeichnete Geschäftsstelle lautet wie folgt:
Deutsche Bank Aktiengesellschaft Trust & Security Services Operations Frankfurt Taunusanlage 12 60325 Frankfurt am Main Federal Republic of Germany	Deutsche Bank Aktiengesellschaft Trust & Security Services Operations Frankfurt Taunusanlage 12 60325 Frankfurt am Main Deutschland
The Fiscal Agent and the Paying Agent reserve the right at any time to change their respective specified offices to	Die Emissionsstelle und die Zahlstelle behalten sich das Recht vor, jederzeit ihre jeweiligen bezeichneten Geschäftsstellen durch eine andere

some other specified office in the same country.	bezeichnete Geschäftsstelle in demselben Land zu ersetzen.
(2) Variation or Termination of Appointment.	(2) Änderung der Bestellung oder Abberufung.

The Issuer reserves the right at any time to vary or terminate the appointment of the Fiscal Agent or any Paying Agent and to appoint another Fiscal Agent or additional or other Paying Agents. The Issuer shall at all times maintain (i) a Fiscal Agent, (ii) so long as the Notes are listed on the Luxembourg Stock Exchange, a Paying Agent (which may be the Fiscal Agent) with a specified office in Luxembourg and/or in such other place as may be required by the rules of such stock exchange and (iii) a Paying Agent in an EU Member State, if possible, that will not be obliged to withhold or deduct tax in connection with any payment made in relation to the Notes unless the Paying Agent would be so obliged in each other EU Member State if it were located there. Any variation, termination, appointment or change shall only take effect (other than in the case of insolvency, when it shall be of immediate effect) after not less than 30 nor more than 45 days’ prior notice thereof shall have been given to the Holders in accordance with § 12.

Die Emittentin behält sich das Recht vor, jederzeit die Bestellung der Emissionsstelle oder einer Zahlstelle zu ändern oder zu beenden und eine andere Emissionsstelle oder zusätzliche oder andere Zahlstellen zu bestellen. Die Emittentin wird zu jedem Zeitpunkt (i) eine Emissionsstelle unterhalten, (ii) solange die Schuldverschreibungen an der Luxemburger Börse notiert sind, eine Zahlstelle (die die Emissionsstelle sein kann) mit bezeichneter Geschäftsstelle in Luxemburg und/oder an solchen anderen Orten unterhalten, die die Regeln dieser Börse verlangen und (iii) eine Zahlstelle in einem Mitgliedsstaat der Europäischen Union, sofern dies möglich ist, unterhalten, die nicht zum Einbehalt oder Abzug von Quellensteuern oder sonstigen Abzügen verpflichtet ist, es sei denn, dass eine solche Einbehalts- oder Abzugspflicht auch in allen anderen Mitgliedsstaaten der Europäischen Union bestünde. Eine Änderung, Abberufung, Bestellung oder ein sonstiger Wechsel wird nur wirksam (außer im Insolvenzfall, in dem eine solche Änderung sofort wirksam wird), sofern die Gläubiger hierüber gemäß § 12 vorab unter Einhaltung einer Frist von mindestens 30 und nicht mehr als 45 Tagen informiert wurden.

(3) Agent of the Issuer.	(3) Erfüllungsgehilfe(n) der Emittentin.
The Fiscal Agent and the Paying Agent act solely as the agents of the Issuer and do not assume any obligations towards or relationship of agency or trust for any Holder.

Die Emissionsstelle und die Zahlstelle handeln ausschließlich als Erfüllungsgehilfen der Emittentin und übernehmen keinerlei Verpflichtungen gegenüber den Gläubigern und es wird kein Auftrags- oder Treuhandverhältnis zwischen ihnen und den Gläubigern begründet.

§ 7 (TAXATION)	§ 7 (STEUERN)

All payments of principal and interest made by the Issuer in respect of the Notes to the Holders shall be made free and clear of, and without withholding or deduction for, any present or future taxes or duties of whatever nature imposed or levied by way of deduction or withholding by or on behalf of (1) the Federal Republic of Germany or any authority therein or thereof having power to tax, (2) any jurisdiction from or through which payment on the Notes is made, or any political subdivision or governmental authority thereof or therein having the power to tax and/or (3) any other jurisdiction in which the payor is organized or otherwise considered to be resident or doing business for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax (each a Relevant Taxing Jurisdiction), unless such deduction or withholding is required by law. In that event the Issuer shall pay such additional amounts (the Additional Amounts) as shall result in receipt by the Holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no Additional Amounts shall be payable with respect to:

Alle in Bezug auf die Schuldverschreibungen von der Emittentin an die Gläubiger zahlbaren Kapital- oder Zinsbeträge werden ohne Einbehalt oder Abzug an der Quelle für oder wegen gegenwärtiger oder zukünftiger Steuern oder Abgaben gleich welcher Art gezahlt, die von oder im Namen (1) der Bundesrepublik Deutschland oder einer dort zur Steuererhebung ermächtigten Behörde, (2) einer Rechtsordnung, aus der bzw. über die eine Zahlung auf die Schuldverschreibungen geleistet wird, oder einer dort zur Steuererhebung ermächtigten Gebietskörperschaft oder Behörde, und/oder (3) einer anderen Rechtsordnung, in der die zahlende Partei errichtet ist oder anderweitig als gebietsansässig gilt oder im steuerlichen Sinn geschäftlich tätig ist, oder einer dort zur Steuererhebung ermächtigten Gebietskörperschaft oder Behörde (jeweils eine Relevante Steuerjurisdiktion) im Wege des Abzugs oder Einbehalts auferlegt oder erhoben werden, es sei denn, ein solcher Abzug oder Einbehalt ist gesetzlich vorgeschrieben. In diesem Fall wird die Emittentin diejenigen zusätzlichen Beträge (Zusätzliche Beträge) zahlen, die erforderlich sind, damit die den Gläubigern zufließenden Nettobeträge nach diesem Einbehalt oder Abzug jeweils den Beträgen an Kapital und Zinsen entsprechen, die ohne einen solchen Einbehalt oder Abzug von den Gläubigern erhalten worden wären; jedoch sind solche Zusätzlichen Beträge nicht zu zahlen in Bezug auf:

(a)

taxes or duties which are payable by any Person acting as custodian bank or collecting agent on behalf of a Holder, or otherwise in any manner which does not constitute a deduction or withholding by the Issuer from payments of principal or interest made by it; or

(a)

Steuern oder Abgaben, die von einer als Depotbank oder Inkassobeauftragter eines Gläubigers handelnden Person oder auf eine sonstige Weise zu entrichten sind, die keinen Abzug oder Einbehalt von Zahlungen von Kapital oder Zinsen durch die Emittentin darstellen; oder

(b) payments that would not have been so imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor,	(b) Zahlungen, die nicht erhoben worden wären, wenn nicht (i) eine gegenwärtige oder ehemalige Beziehung zwischen dem betreffenden Gläubiger (oder einem Treuhänder, Treugeber, beneficiary, member or shareholder of, or a person having a controlling power over, such Holder) and any Relevant Taxing Jurisdiction including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or person having such a controlling power) being or having been a citizen or resident or treated as a resident of, being or having been engaged in a trade or business in, or having or having had a permanent establishment in, a Relevant Taxing Jurisdiction other than any connections arising solely from a Holder acquiring, holding or disposing of, receiving any payment under or with respect to or enforcing a Note; or

Begünstigten, Mitglied oder Gesellschafter dieses Gläubigers oder einer Person, die beherrschenden Einfluss auf diesen Gläubiger hat) und einer Relevanten Steuerjurisdiktion bestehen würde, unter anderem in der Form, dass der betreffende Gläubiger (bzw. Treuhänder, Treugeber, Begünstigte, Mitglied, Gesellschafter oder die Person, die beherrschenden Einfluss hat) Staatsbürger einer Relevanten Steuerjurisdiktion ist oder war oder dort ansässig ist oder war oder als dort ansässig gilt oder galt oder dort ein Gewerbe oder eine Geschäftstätigkeit betreibt oder betrieben hat oder dort eine Betriebsstätte unterhält oder unterhalten hat, mit Ausnahme von Beziehungen, die allein dadurch entstehen, dass ein Gläubiger eine Schuldverschreibung erwirbt, hält oder veräußert bzw. eine Zahlung darunter oder in Bezug auf diese erhält oder Ansprüche darauf geltend macht; oder

(c)

payments to, or to a third party on behalf of, a Holder where no such withholding or deduction would have been required to be made if the Notes were credited at the time of payment to a securities deposit account with a bank, financial services institution, securities trading business or securities trading bank, in each case outside the Relevant Taxing Jurisdiction; or

(c)

Zahlungen an den Gläubiger oder an einen Dritten für den Gläubiger, falls kein Einbehalt oder Abzug hätte erfolgen müssen, wenn die Schuldverschreibung zum Zeitpunkt der fraglichen Zahlung einem Depotkonto bei einer bzw. einem nicht in der Relevanten Steuerjurisdiktion ansässigen Bank, Finanzdienstleistungsinstitut, Wertpapierhandelsunternehmen oder Wertpapierhandelsbank gutgeschrieben gewesen wäre; oder

(d)

payments where such withholding or deduction is imposed pursuant to (i) any European Union Directive or Regulation concerning the taxation of savings, or (ii) any international treaty or understanding relating to such taxation and to which the Relevant Taxing

(d)

falls der Einbehalt oder Abzug gemäß (i) einer Richtlinie oder Verordnung der Europäischen Union zur Zinsbesteuerung oder (ii) einem internationalen Abkommen oder Übereinkommen zu einer solchen Besteuerung, bei dem

Jurisdiction or the European Union is a party/are parties, or (iii) any provision of law implementing, or complying with, or introduced to conform with, such Directive, Regulation, treaty or understanding, or (iv) the Luxembourg law of 23 December 2005; or

die Relevante Steuerjurisdiktion oder die Europäische Union Parteien sind, oder (iii) einem diese Richtlinie oder Verordnung oder dieses Abkommen oder Übereinkommen umsetzenden oder sie befolgenden oder zu ihrer Befolgung erlassenen Gesetz, oder (iv) dem Luxemburger Gesetz vom 23. Dezember 2005 erhoben wird; oder

(e)

payments to the extent such withholding or deduction is payable by or on behalf of a Holder who could lawfully mitigate (but has not so mitigated) such withholding or deduction by complying or procuring that any third party complies with any statutory requirements or by making or procuring that a third party makes a declaration of non-residence or other similar claim for exemption to any tax authority in the place where the payment is effected (including, in the case of a payment by a Paying Agent situated in the United States, by providing prior to the receipt of any such payment, a complete, correct and executed IRS Form W-8 or W-9 or successor form, as applicable, with all appropriate attachments); or

(e)

soweit der Einbehalt oder Abzug von dem Gläubiger oder von einem Dritten für den Gläubiger zahlbar ist, der einen solchen Einbehalt oder Abzug dadurch rechtmäßigerweise hätte vermindern können (aber nicht vermindert hat), dass er gesetzliche Vorschriften beachtet, oder dafür sorgt, dass Dritte dieses tun, oder dadurch dass er eine Nichtansässigkeitserklärung oder einen ähnlichen Antrag auf Quellensteuerbefreiung gegenüber der am Zahlungsort zuständigen Steuerbehörde; abgibt oder dafür sorgt, dass dies durch einen Dritten erfolgt (einschließlich, im Falle einer Zahlung durch eine Zahlstelle mit Sitz in den Vereinigten Staaten, durch Bereitstellung eines vollständigen, korrekten und ausgefüllten IRS-Formulars W-8 oder W-9 oder eines Nachfolgeformulars, falls zutreffend, mit allen entsprechenden Anlagen); oder

(f)

payments to the extent such withholding or deduction is payable by or on behalf of a Holder who would have been able to mitigate such withholding or deduction by effecting a payment via another Paying Agent in a Member State of the European Union, not obliged to withhold or deduct tax; or

(f)

soweit der Einbehalt oder Abzug von dem Gläubiger oder von einem Dritten für den Gläubiger vorzunehmen ist, der einen solchen Einbehalt oder Abzug durch die Bewirkung einer Zahlung über eine andere Zahlstelle in einem Mitgliedsstaat der Europäischen Union, welche nicht zu einem solchen Einbehalt oder Abzug verpflichtet ist, hätte vermindern können; oder

(g)

payments to the extent such withholding or deduction is for or on account of the presentation by the Holder of any Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or

(g)

soweit der Einbehalt oder Abzug für einen Gläubiger oder dessen Rechnung vorzunehmen ist, der Schuldverschreibungen mehr als 30 Tage nach dem Tag, an dem eine Zahlung unter den Schuldverschreibungen fällig und zahlbar wurde bzw., soweit dies später eintritt, nach dem Tag, an dem die Zahlung ordnungsgemäß vorgenommen wurde, vorgelegt hat; oder

(h)

payments to the extent such withholding or deduction is required pursuant to sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the Internal Revenue Code), or any amended or successor version thereof, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to section 1471(b) of the Internal Revenue Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Internal Revenue Code; or

(h)

soweit der Einbehalt oder Abzug gemäß §§ 1471 bis 1474 des U.S. Internal Revenue Code von 1986 in seiner jeweils gültigen Fassung (der Internal Revenue Code), oder einer geänderten oder nachfolgenden Fassung davon, jeder gegenwärtigen oder zukünftigen Verordnung oder offiziellen Auslegung davon, jeder Vereinbarung, die gemäß § 1471(b) des Internal Revenue Codes eingegangen wurde oder jeder steuerlichen oder regulatorischen Gesetzgebung, sowie steuerlichen und regulatorischen Gesetzen oder Vorgehensweisen, die nach einem völkerrechtlichen Vertrag, der zur Umsetzung der Bestimmungen des Internal Revenue Codes geschlossen wurde, vorzunehmen ist; oder

(i)

any tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any Holder holding or owning, actually or constructively, 10% or more of the total combined voting power of all classes of stock of the Issuer entitled to vote; or

(i)

jede Steuer, die von den Vereinigten Staaten oder einer ihrer politischen Unterabteilungen oder Regierungsbehörden auf Zinsen erhoben wird, weil ein Inhaber tatsächlich oder konstruktiv 10 % oder mehr der gesamten kombinierten Stimmrechte aller Aktiengattungen der Emittentin hält oder besitzt; oder

(j) any tax imposed on interest by the United States or any political	(j) jede Steuer, die von den Vereinigten Staaten oder einer politischen Unterabteilung oder subdivision or governmental authority thereof or therein by reason of any Holder being a controlled foreign corporation that is a related person within the meaning of section 864(d)(4) of the Internal Revenue Code with respect to the Issuer; or

Regierungsbehörde der Vereinigten Staaten oder darin erhoben wird, weil ein Inhaber eine kontrollierte ausländische Körperschaft ist, die eine verwandte Person im Sinne von § 864(d)(4) des Internal Revenue Code in Bezug auf die Emittentin ist; oder

(k)

any tax imposed on interest by the United States or any political subdivision or governmental authority thereof or therein by reason of any Holder being a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business; or

(k)

jede Steuer, die von den Vereinigten Staaten oder einer politischen Unterabteilung oder Regierungsbehörde der Vereinigten Staaten oder darin erhoben wird, weil ein Inhaber eine Bank ist, die einen Kredit gemäß einem Kreditvertrag gewährt, der im normalen Geschäftsverkehr abgeschlossen wurde; oder

(l) any combination of items (a)-(k);	(l) jegliche Kombination der Absätze (a)-(k).

nor shall any Additional Amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or who is other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Taxing Jurisdiction(s) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of the Note.

Zudem werden keine Zusätzlichen Beträge im Hinblick auf Zahlungen auf die Schuldverschreibungen an einen Gläubiger gezahlt, welcher die Zahlung als Treuhänder oder Personengesellschaft oder als sonstiger nicht alleiniger wirtschaftlicher Eigentümer erhält, soweit nach den Gesetzen der Relevanten Steuerjurisdiktion(en) eine solche Zahlung für Steuerzwecke dem Einkommen des Begünstigten bzw. Gründers eines Treuhandvermögens oder dem Gesellschafter der Personengesellschaft zugerechnet würde, der jeweils selbst nicht zum Erhalt von Zusätzlichen Beträgen berechtigt gewesen wäre, wenn der Begünstigte, Gründer eines Treuhandvermögens, Gesellschafter oder wirtschaftliche Eigentümer unmittelbarer Gläubiger der Schuldverschreibungen wäre.

For the avoidance of doubt: No Additional Amounts will be paid with respect to German capital gains tax (Kapitalertragsteuer), including withholding tax (Abgeltungsteuer), to be deducted or withheld pursuant to the German Income Tax Act, even if the deduction or withholding has to be made by the Issuer or its representative, and the German Solidarity Surcharge (Solidaritätszuschlag) or any other tax which may substitute the German capital gains

Zur Klarstellung: Keine Zusätzlichen Beträge werden gezahlt in Bezug auf die deutsche Kapitalertragsteuer (inklusive der sog. Abgeltungsteuer), die nach dem deutschen Einkommensteuergesetz abgezogen oder einbehalten wird, auch wenn der Abzug oder Einbehalt durch die Emittentin oder ihren Vertreter vorzunehmen ist, und den deutschen Solidaritätszuschlag oder jede andere Steuer,

tax (Kapitalertragsteuer) or solidarity surcharge (Solidaritätszuschlag), as the case may be.	welche die deutsche Kapitalertragsteuer bzw. den Solidaritätszuschlag ersetzen sollte.
§ 8 (PRESENTATION PERIOD)	§ 8 (VORLEGUNGSFRIST)
The presentation period provided in section 801(1), sentence 1 of the German Civil Code (Bürgerliches Gesetzbuch) is reduced to ten years for the Notes.	Die in § 801 Abs. 1 Satz 1 BGB bestimmte Vorlegungsfrist wird für die Schuldverschreibungen auf zehn Jahre verkürzt.
§ 9 (EVENTS OF DEFAULT)	§ 9 (KÜNDIGUNG)
(1) Events of default.	(1) Kündigungsgründe.

Each Holder shall be entitled to declare due and payable by notice to the Fiscal Agent its entire claims arising from the Notes and demand immediate redemption thereof at the principal amount together with accrued interest (if any) to (but excluding) the date of repayment, in the event that:

Jeder Gläubiger ist berechtigt, seine sämtlichen Forderungen aus den Schuldverschreibungen durch Kündigung gegenüber der Emissionsstelle fällig zu stellen und die unverzügliche Rückzahlung zum Nennbetrag, zuzüglich etwaiger bis zum Tag der Rückzahlung (ausschließlich) aufgelaufener Zinsen zu verlangen, falls:

(a) the Issuer fails to pay principal or interest under the Notes within 30 days from the relevant due date, or	(a) die Emittentin auf die Schuldverschreibungen Kapital oder Zinsen nicht innerhalb von 30 Tagen nach dem betreffenden Fälligkeitstag zahlt; oder

(b)

the Issuer fails to duly perform any other material obligation arising from the Notes and such failure continues unremedied for more than 60 days after the Fiscal Agent has received a request thereof in the manner set forth in § 9(3) from a Holder to perform such obligation; or

(b)

die Emittentin die ordnungsgemäße Erfüllung irgendeiner anderen wesentlichen Verpflichtung aus den Schuldverschreibungen unterlässt und die Unterlassung jeweils länger als 60 Tage fortdauert, nachdem die Emissionsstelle eine Aufforderung in der in § 9(3) vorgesehenen Art und Weise von dem Gläubiger erhalten hat, die Verpflichtung zu erfüllen; oder

(c)

any Capital Market Indebtedness of the Issuer or any of its Material Subsidiaries becomes prematurely repayable as a result of a default in respect of the terms thereof, or the Issuer or any of its Material Subsidiaries fails to fulfill

(c)

eine Kapitalmarktverbindlichkeit der Emittentin oder einer ihrer Wesentlichen Tochtergesellschaften vorzeitig zahlbar wird aufgrund einer Pflichtverletzung aus dem dieser Kapitalmarktverbindlichkeit any payment obligation in excess of EUR 75,000,000 or the equivalent thereof under any Capital Market Indebtedness or under any guarantees or suretyships given for any Capital Market Indebtedness of others within 30 days from its due date or, in the case of such guarantee or suretyship, within 30 days of such guarantee or suretyship being invoked, unless the Issuer or the relevant Material Subsidiary contests in good faith that such payment obligation exists or is due or that such guarantee or suretyship has been validly invoked or if a security granted therefor is enforced on behalf of or by the creditor(s) entitled thereto; or

zugrunde liegenden Vertrag oder die Emittentin oder eine ihrer Wesentlichen Tochtergesellschaften eine Zahlungsverpflichtung in Höhe oder im Gegenwert von mehr als EUR 75.000.000 aus einer Kapitalmarktverbindlichkeit oder aufgrund einer Bürgschaft oder Garantie, die für Kapitalmarktverbindlichkeiten Dritter gegeben wurde, nicht innerhalb von 30 Tagen nach ihrer Fälligkeit bzw. im Fall einer Bürgschaft oder Garantie nicht innerhalb von 30 Tagen nach Inanspruchnahme aus dieser Bürgschaft oder Garantie erfüllt, es sei denn, die Emittentin oder die betreffende Wesentliche Tochtergesellschaft bestreitet in gutem Glauben, dass diese Zahlungsverpflichtung besteht oder fällig ist bzw. diese Bürgschaft oder Garantie berechtigterweise geltend gemacht wird, oder falls eine für solche Verbindlichkeiten bestellte Sicherheit für die oder von den daraus berechtigten Gläubiger(n) in Anspruch genommen wird; oder

(d) the Issuer or any of its Material Subsidiaries announces its inability to meet its financial obligations or ceases its payments generally; or	(d) die Emittentin oder eine ihrer Wesentlichen Tochtergesellschaften gibt ihre Zahlungsunfähigkeit bekannt oder stellt ihre Zahlungen ein; oder

(e)

a court opens insolvency proceedings against the Issuer and such proceedings are instituted and have not been discharged or stayed within 90 days, or the Issuer applies for or institutes such proceedings; or

(e)

ein Gericht ein Insolvenzverfahren gegen die Emittentin eröffnet, und ein solches Verfahren eingeleitet und nicht innerhalb von 90 Tagen aufgehoben oder ausgesetzt worden ist, oder die Emittentin die Eröffnung eines solchen Verfahrens beantragt oder einleitet; oder

(f) the Issuer enters into liquidation unless this is done in connection with a merger or other form of	(f) die Emittentin in Liquidation tritt, es sei denn, dies geschieht im Zusammenhang mit einer Verschmelzung oder einer combination with another company and such company assumes all obligations contracted by the Issuer in connection with the Notes.

anderen Form des Zusammenschlusses mit einer anderen Gesellschaft und die andere oder neue Gesellschaft übernimmt alle Verpflichtungen, die die Emittentin im Zusammenhang mit den Schuldverschreibungen eingegangen ist.

Material Subsidiary means any Subsidiary of the Issuer which:	Wesentliche Tochtergesellschaft bezeichnet eine Tochtergesellschaft der Emittentin:
(a) has unconsolidated EBITDA representing 5% or more of the EBITDA of the Issuer and its subsidiaries on a consolidated basis; or	(a) deren unkonsolidiertes EBITDA 5% oder mehr des EBITDA der Emittentin und ihrer Tochtergesellschaften auf einer konsolidierten Basis darstellt, oder
(b) has unconsolidated gross assets representing 5% or more of the gross assets of the Issuer and its subsidiaries on a consolidated basis,	(b) deren unkonsolidiertes Bruttovermögen 5% oder mehr des Bruttovermögens der Emittentin und ihrer Tochtergesellschaften auf einer konsolidierten Basis darstellt,
in each case as determined by reference to the latest audited consolidated financial statements prepared in accordance with IFRS Accounting Standards.	in allen Fällen bestimmt nach dem letzten geprüften Konzernabschluss, der in Übereinstimmung mit IFRS Accounting Standards erstellt wurden.
EBITDA means operating income plus depreciation and amortization and is derived from the operating income determined in accordance with IFRS Accounting Standards.	EBITDA entspricht dem Operativen Ergebnis zuzüglich Abschreibungen und wird von dem nach IFRS Accounting Standards ermittelten Operativen Ergebnis abgeleitet.
(2) No Termination.	(2) Keine Kündigung.

The right to declare Notes due shall terminate if the situation giving rise to it has been cured before the right is exercised. No event or circumstance other than an event specified in § 9(1) shall entitle Holders to declare their Notes due and payable prior to their stated maturity save as expressly provided for in these Terms and Conditions and subject to applicable mandatory law.

Das Kündigungsrecht erlischt, falls der Kündigungsgrund vor Ausübung des Rechts geheilt wurde. Vorbehaltlich anwendbaren zwingenden Rechts berechtigen andere Ereignisse oder Umstände als die in § 9(1) genannten den Gläubiger nicht dazu, seine Schuldverschreibungen vorzeitig zur Rückzahlung fällig zu stellen, es sei denn, dies ist ausdrücklich in diesen Emissionsbedingungen bestimmt.

(3) Notice.	(3) Kündigungserklärung.

Any default notice in accordance with § 9(1) shall be made at least in text form (section 126b of the German Civil Code, Bürgerliches Gesetzbuch) to the specified office of the Fiscal Agent together with evidence by means of a certificate of the Holder’s Custodian (as defined in § 14(3)) that such Holder, at the time of such notice, is a holder of the relevant Notes.

Eine Kündigungserklärung gemäß § 9(1) hat in der Weise zu erfolgen, dass der Gläubiger bei der angegebenen Geschäftsstelle der Emissionsstelle eine entsprechende Erklärung zumindest in Textform (§ 126 Bürgerliches Gesetzbuch) übergibt und dabei durch eine Bescheinigung seiner Depotbank (wie in § 14(3) definiert) nachweist, dass er die betreffenden Schuldverschreibungen zum Zeitpunkt der Erklärung hält.

(4) Quorum.	(4) Quorum.

In the events specified in subparagraph (1)(b) and/or (1)(c) of this § 9, any notice declaring Notes due shall, unless at the time such notice is received any of the events specified in subparagraph (1)(a) and (1)(d) through (1)(f) of this § 9 entitling Holders to declare their Notes due has occurred, become effective only when the Fiscal Agent has received such default notices from the Holders representing at least 25% of the aggregate principal amount of Notes then outstanding.

In den Fällen gemäß Absatz (1)(b) und/oder (1)(c) dieses § 9 wird eine Kündigungserklärung, sofern nicht bei deren Eingang zugleich einer der in Absatz (1)(a) und (1)(d) bis (1)(f) dieses § 9 bezeichneten Kündigungsgründe vorliegt, erst wirksam, wenn bei der Emissionsstelle Kündigungserklärungen von Gläubigern im Nennbetrag von mindestens 25% des Gesamtnennbetrages der zu diesem Zeitpunkt noch insgesamt ausstehenden Schuldverschreibungen eingegangen sind.

§ 10 (SUBSTITUTION)	§ 10 (ERSETZUNG)
(1) Substitution.	(1) Ersetzung

The Issuer (reference to which shall always include any previous Substitute Debtor (as defined below)) may, at any time, if no payment of principal of or interest on any of the Notes is in default, without the consent of the Holders, substitute for the Issuer any Affiliate (as defined below) of the Issuer as the principal debtor in respect of all obligations arising from or in connection with the Notes (any such company, the Substitute Debtor), provided that:

Die Emittentin (wobei eine Bezugnahme auf die Emittentin auch alle früheren Nachfolgeschuldner (wie nachfolgend definiert) umfasst) ist jederzeit berechtigt, wenn kein Zahlungsverzug hinsichtlich Kapital oder Zinsen auf die Schuldverschreibungen vorliegt, ohne weitere Zustimmung der Gläubiger ein mit der Emittentin verbundenes Unternehmen (wie nachfolgend definiert) an ihrer Stelle als Hauptschuldnerin (ein solches Unternehmen ist die Nachfolgeschuldnerin) für alle Verpflichtungen aus und im

Zusammenhang mit den Schuldverschreibungen einzusetzen, vorausgesetzt, dass:

(a)

the Substitute Debtor assumes all obligations of the Issuer in respect of the Notes and is in a position to fulfill all payment obligations arising from or in connection with the Notes in the Specified Currency without, subject to subparagraph (e) below, the necessity of any taxes or duties levied by the country or jurisdiction in which the Substitute Debtor is domiciled (other than taxes which would also be levied in the absence of such substitution) to be withheld or deducted at source and to transfer all amounts which are required therefore to the Paying Agent without any restrictions, and that in particular all necessary authorizations to this effect by any competent authority have been obtained, and, to the extent service of process must be effected to the Substitute Debtor outside of Germany, a service of process agent in Germany is appointed;

(a)

die Nachfolgeschuldnerin alle Verpflichtungen der Emittentin im Zusammenhang mit den Schuldverschreibungen rechtswirksam übernimmt und sie sämtliche sich aus oder im Zusammenhang mit den Schuldverschreibungen ergebenden Zahlungsverpflichtungen in der Festgelegten Währung ohne die Notwendigkeit (vorbehaltlich Absatz (e)) einer Einbehaltung an der Quelle oder des Abzugs irgendwelcher Steuern oder Abgaben in dem Land oder Hoheitsgebiet, in dem die Nachfolgeschuldnerin ihren Sitz hat (mit Ausnahme von Steuern, die auch angefallen wären, wäre die Ersetzung nicht erfolgt), erfüllen sowie die hierzu erforderlichen Beträge ohne Beschränkungen an die Zahlstelle transferieren kann und sie insbesondere jede hierfür notwendige Genehmigung der Behörden ihres Landes erhalten hat, und, sofern eine Zustellung an die Nachfolgeschuldnerin außerhalb von Deutschland erfolgen müsste, ein Zustellungsbevollmächtigter in Deutschland bestellt wird;

(b)

the Issuer (provided that it is the issuer of the Notes at the time of such substitution) irrevocably and unconditionally guarantees (the Substitution Guarantee) in favor of each Holder the payment of all sums payable by the Substitute Debtor in respect of the Notes on market standard terms;

(b)

die Emittentin (vorausgesetzt, dass diese zum Zeitpunkt der Ersetzung Emittentin der Schuldverschreibungen ist) unwiderruflich und unbedingt gegenüber den Gläubigern die Zahlung aller von der Nachfolgeschuldnerin auf die Schuldverschreibungen zahlbaren Beträge zu marktüblichen Bedingungen garantiert (die Ersetzungsgarantie);

(c) the Substitute Debtor and the Issuer have obtained all necessary	(c) die Nachfolgeschuldnerin und die Emittentin alle für die Ersetzung internal approvals and consents for such substitution and for the giving by the Issuer of the Substitution Guarantee in respect of the obligations of the Substitute Debtor, that all such approvals are in full force and effect and that the obligations assumed by the Substitute Debtor under the Notes and the Substitution Guarantee given by the Issuer are each valid and binding in accordance with their respective terms and enforceable by each Holder;

und die Emittentin alle für die Abgabe der Ersetzungsgarantie notwendigen internen Ermächtigungen erhalten haben, diese Ermächtigungen weiterhin in vollem Umfang gültig und wirksam sind und die Verpflichtungen der Nachfolgeschuldnerin aus den Schuldverschreibungen und die von der Emittentin gestellte Ersetzungsgarantie gemäß ihren Bestimmungen wirksam, rechtsverbindlich und durch jeden Gläubiger durchsetzbar sind;

(d)

§ 9 shall be deemed to be amended so that it shall also be an Event of Default under such provision if the Substitution Guarantee shall cease to be valid or binding on or enforceable against the Issuer;

(d)

§ 9 dergestalt als ergänzt gilt, dass ein zusätzlicher Kündigungsgrund unter dieser Bestimmung der Wegfall der Wirksamkeit, Rechtsverbindlichkeit oder Durchsetzbarkeit der Ersetzungsgarantie gegen die Emittentin ist;

(e)

the Substitute Debtor undertakes to reimburse any Holder for such taxes, fees or duties which may be imposed upon such Holder in connection with any payments on the Notes (including taxes or duties being deducted or withheld at source), upon conversion or otherwise, as a consequence of the assumption of the Issuer’s obligations by the Substitute Debtor, provided that such undertaking shall be limited to amounts that would not have been imposed upon the Holder had such substitution not occurred; and

(e)

die Nachfolgeschuldnerin sich verpflichtet, jedem Gläubiger alle Steuern, Gebühren oder Abgaben zu erstatten, die ihm im Zusammenhang mit Zahlungen auf die Schuldverschreibungen (einschließlich Steuern und Abgaben, die an der Quelle abgeführt oder einbehalten wurden), durch den Schuldnerwechsel oder in anderer Weise infolge der Schuldübernahme durch die Nachfolgeschuldnerin auferlegt werden, vorausgesetzt, dass sich die Verpflichtung auf Beträge beschränkt, die der Gläubiger ohne die Ersetzung der Emittentin nicht hätte tragen müssen; und

(f) there shall have been delivered to the Fiscal Agent one opinion for each jurisdiction affected of lawyers of recognized standing to the effect that subparagraphs (a)	(f) der Emissionsstelle jeweils ein Rechtsgutachten bezüglich der betroffenen Rechtsordnungen von anerkannten Rechtsanwälten vorgelegt wurden, die bestätigen, dass die Bestimmungen in den

through (e) above have been satisfied.	vorstehenden Unterabsätzen (a)bis (e) erfüllt wurden.

For purposes of this § 10, Affiliate shall mean any affiliated company (verbundenes Unternehmen) within the meaning of sections 15 et seqq. of the German Stock Corporation Act (Aktiengesetz) held by the Issuer.

Für Zwecke dieses § 10 bedeutet verbundenes Unternehmen jedes von der Emittentin gehaltene verbundene Unternehmen im Sinne der §§ 15 ff. Aktiengesetz.
(2) Discharge from Obligations. References.	(2) Schuldbefreiung. Bezugnahmen.

Upon a substitution in accordance with this § 10, the Substitute Debtor shall be deemed to be named in the Notes as the principal debtor in place of the Issuer as issuer and the Notes shall thereupon be deemed to be amended to give effect to the substitution including that the relevant jurisdiction in relation to the Issuer in § 7 shall be the Substitute Debtor’s country of domicile for tax purposes. Furthermore, in the event of such substitution, in § 7 and § 5(2) an alternative reference to the Federal Republic of Germany shall be deemed to have been included in addition to the reference according to the preceding sentence to the country of domicile or residence for taxation purposes of the Substitute Debtor.

Nach einer Ersetzung gemäß dieses § 10 gilt die Nachfolgeschuldnerin als in den Schuldverschreibungen an Stelle der Emittentin als Hauptschuldnerin bestimmt und die Schuldverschreibungen gelten als dementsprechend ergänzt, um der Ersetzung zur Durchsetzung zu verhelfen, und als die relevante Steuerjurisdiktion in Bezug auf § 7 gilt die Jurisdiktion, in der die Nachfolgeschuldnerin steuerlich ansässig ist. Des Weiteren gilt im Fall einer Ersetzung in § 7 und § 5(2) eine alternative Bezugnahme auf die Bundesrepublik Deutschland als aufgenommen (zusätzlich zu der Bezugnahme nach Maßgabe des vorstehenden Satzes auf das Land, in dem die Nachfolgeschuldnerin ihren Sitz oder Steuersitz hat).

Any such substitution, together with the notice referred to in subparagraph (3) below, shall, in the case of the substitution of any other company as principal debtor, operate to release the Issuer as issuer from all of its obligations as principal debtor in respect of the Notes.

Jede Ersetzung zusammen mit der Mitteilung gemäß Absatz (3) dieser Bestimmung befreit, im Fall der Einsetzung einer anderen Gesellschaft als Hauptschuldnerin, die Emittentin von allen Verbindlichkeiten, die sie als Hauptschuldnerin unter den Schuldverschreibungen hatte.

(3) Notification to Holders.	(3) Benachrichtigung der Gläubiger.

Not later than 15 Payment Business Days after effecting the substitution, the Substitute Debtor shall give notice thereof to the Holders and, if any Notes are listed on any stock exchange, to such stock exchange in accordance

Spätestens 15 Zahltage nach Durchführung der Ersetzung wird die Nachfolgeschuldnerin dies den Gläubigern und, sollten die Schuldverschreibungen an einer Börse notiert sein, dieser Börse gemäß § 12 mitteilen und jede andere Person oder

with § 12 and to any other person or authority as required by applicable laws or regulations.	Stelle, gemäß den anwendbaren Gesetzen und Regelungen informieren.
§ 11 (FURTHER ISSUES, PURCHASES AND CANCELLATION)	§ 11 (BEGEBUNG WEITERER SCHULDVERSCHREIBUNGEN, ANKAUF UND ENTWERTUNG)
(1) Further Issues.	(1) Begebung weiterer Schuldverschreibungen.

The Issuer may from time to time, without the consent of the Holders, issue further Notes having the same terms and conditions as the Notes of this series in all respects (or in all respects except for the issue date, interest commencement date and/or the issue price) so as to form a single series with the Notes of this series.

Die Emittentin kann ohne Zustimmung der Gläubiger weitere Schuldverschreibungen begeben, die in jeder Hinsicht (gegebenenfalls mit Ausnahme des Tags der Begebung, des Zinslaufbeginns und/oder des Ausgabepreises) die gleichen Bedingungen wie die Schuldverschreibungen dieser Serie haben und die zusammen mit den Schuldverschreibungen dieser Serie eine einheitliche Gesamtemission bilden.

(2) Purchases.	(2) Ankauf.

The Issuer may at any time purchase Notes in the open market or otherwise and at any price. Notes purchased by the Issuer may, at the option of the Issuer, be held, resold or surrendered to the Fiscal Agent for cancellation. If purchases are made by tender, tenders for such Notes must be made available to all Holders of such Notes alike.

Die Emittentin ist berechtigt, jederzeit Schuldverschreibungen im Markt oder anderweitig zu jedem beliebigen Preis zu kaufen. Die von der Emittentin erworbenen Schuldverschreibungen können nach Wahl der Emittentin von ihr gehalten, weiterverkauft oder bei der Emissionsstelle zwecks Entwertung eingereicht werden. Sofern diese Käufe durch öffentliches Angebot erfolgen, muss dieses Angebot allen Gläubigern gemacht werden.

(3) Cancellation.	(3) Entwertung.
All Notes redeemed in full shall be cancelled forthwith and may not be reissued or resold.	Sämtliche vollständig zurückgezahlten Schuldverschreibungen sind unverzüglich zu entwerten und können nicht wiederbegeben oder wiederverkauft werden.

§ 12 (NOTICES)	§ 12 (MITTEILUNGEN)
(1) Publication.	(1) Bekanntmachung.

As long as the Notes are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the regulated market of the Luxembourg Stock Exchange (and as long as the rules and regulations of the Luxembourg Stock Exchange so require), all notices concerning the Notes will be made by means of electronic publication on the internet website of the Luxembourg Stock Exchange (www.luxse.com). Any notice will be deemed to have been validly given on the third day following the date of such publication (or, if published more than once, on the third day following the date of the first such publication).

Solange Schuldverschreibungen im amtlichen Kursblatt (official list) der Luxemburger Börse notiert und zum Handel am regulierten Markt der Luxemburger Börse zugelassen sind (und die Vorschriften der Luxemburger Börse dies verlangen), sind alle die Schuldverschreibungen betreffenden Mitteilungen auf der Internetseite der Luxemburger Börse (www.luxse.com) zu veröffentlichen. Jede derartige Mitteilung gilt mit dem dritten Tag nach dem Tag der Veröffentlichung (oder bei mehreren Veröffentlichungen mit dem dritten Tag nach dem Tag der ersten solchen Veröffentlichung) als wirksam erfolgt.

(2) Notification to Clearing System.	(2) Mitteilungen an das Clearingsystem.

So long as any Notes are listed on the official list of the Luxembourg Stock Exchange and admitted to trading on the regulated market of the Luxembourg Stock Exchange, subparagraph (1) shall apply. If the Rules of the Luxembourg Stock Exchange otherwise so permit, the Issuer may deliver the relevant notice to the Clearing System for communication by the Clearing System to the Holders, in lieu of publication as set forth in subparagraph (1) above; any such notice shall be deemed to have been given on the seventh day after the day on which the said notice was given to the Clearing System.

Solange Schuldverschreibungen im amtlichen Kursblatt (official list) der Luxemburger Börse notiert und zum Handel am regulierten Markt der Luxemburger Börse zugelassen sind, sind alle die Schuldverschreibungen betreffenden Mitteilungen gemäß Absatz (1) bekanntzumachen. Soweit die Regeln der Luxemburger Börse dies zulassen, kann die Emittentin eine Veröffentlichung nach Absatz (1) durch eine Mitteilung an das Clearing System zur Weiterleitung an die Gläubiger ersetzen; jede derartige Mitteilung gilt am siebten Tag nach dem Tag der Mitteilung an das Clearing System als den Gläubigern mitgeteilt.

§ 13 AMENDMENTS TO THE TERMS AND CONDITIONS BY RESOLUTION OF THE HOLDERS, HOLDERS’ REPRESENTATIVE	§ 13 ÄNDERUNG DER EMISSIONSBEDINGUNGEN DURCH BESCHLUSS DER GLÄUBIGER; GEMEINSAMER VERTRETER
(1) Majority resolutions pursuant to the German Act on Issues of Debt Securities.	(1) Mehrheitsbeschlüsse nach dem Schuldverschreibungsgesetz.

The Holders may with consent of the Issuer (if required) by a majority resolution pursuant to sections 5 et seqq. of the German Act on Issues of Debt Securities (Gesetz über Schuldverschreibungen aus Gesamtemissionen) (the SchVG), as amended from time to time, agree to amendments of the Terms and Conditions or resolve any other matters provided for by the SchVG. In particular, the Holders may consent to amendments which materially change the substance of the Terms and Conditions, including such measures as provided for under section 5(3) of the SchVG by resolutions passed by such majority of the votes of the Holders as stated under § 13(2) below. A duly passed majority resolution shall be binding upon all Holders.

Die Gläubiger können mit Zustimmung der Emittentin (soweit erforderlich) aufgrund Mehrheitsbeschlusses nach Maßgabe der §§ 5 ff. des Gesetzes über Schuldverschreibungen aus Gesamtemissionen (das SchVG) in seiner jeweils gültigen Fassung die Emissionsbedingungen ändern oder sonstige Maßnahmen gemäß dem SchVG beschließen. Die Gläubiger können insbesondere einer Änderung wesentlicher Inhalte der Emissionsbedingungen, einschließlich der in § 5 Abs. 3 SchVG vorgesehenen Maßnahmen durch Beschlüsse mit den in dem nachstehenden § 13(2) genannten Mehrheiten zustimmen. Ein ordnungsgemäß gefasster Mehrheitsbeschluss ist für alle Gläubiger verbindlich.

(2) Majority.	(2) Mehrheit.

Except as provided by the following sentence and provided that the quorum requirements are being met, the Holders may pass resolutions by simple majority of the voting rights participating in the vote. Resolutions which materially change the substance of the Terms and Conditions, in particular in the cases of section 5(3) numbers 1 through 9 SchVG, or relating to material other matters may only be passed by a majority of at least 75% of the voting rights participating in the vote (a Qualified Majority).

Vorbehaltlich des nachstehenden Satzes und der Erreichung der erforderlichen Beschlussfähigkeit, beschließen die Gläubiger mit der einfachen Mehrheit der an der Abstimmung teilnehmenden Stimmrechte. Beschlüsse, durch welche der wesentliche Inhalt der Emissionsbedingungen, insbesondere in den Fällen des § 5 Abs. 3 Nummern 1 bis 9 SchVG, geändert wird, bedürfen zu ihrer Wirksamkeit einer Mehrheit von mindestens 75% der an der Abstimmung teilnehmenden Stimmrechte (eine Qualifizierte Mehrheit).

(3) Passing of resolutions.	(3) Beschlussfassung.

The Holders can pass resolutions in a meeting (Gläubigerversammlung) in accordance with sections 5 et seqq. of the SchVG or by means of a vote without a meeting (Abstimmung ohne Versammlung) in accordance with section 18 and sections 5 et seqq. of the SchVG.

Die Gläubiger können Beschlüsse in einer Gläubigerversammlung gemäß §§ 5 ff. SchVG oder im Wege einer Abstimmung ohne Versammlung gemäß § 18 und §§ 5 ff. SchVG fassen.
(4) Meeting.	(4) Gläubigerversammlung.

Attendance at the meeting and exercise of voting rights is subject to the Holders’ registration. The registration must be received at the address stated in the convening notice no later than the third day preceding the meeting. As part of the registration, Holders must demonstrate their eligibility to participate in the vote in accordance with section 10(3) of the SchVG.

Die Teilnahme an der Gläubigerversammlung und die Ausübung der Stimmrechte ist von einer vorherigen Anmeldung der Gläubiger abhängig. Die Anmeldung muss unter der in der Bekanntmachung der Einberufung mitgeteilten Adresse spätestens am dritten Tag vor der Gläubigerversammlung zugehen. Mit der Anmeldung müssen die Gläubiger ihre Berechtigung zur Teilnahme an der Abstimmung gemäß § 10 Abs. 3 SchVG nachweisen.

(5) Vote without a meeting.	(5) Abstimmung ohne Versammlung.
Together with casting their votes Holders must demonstrate their eligibility to participate in the vote in accordance with section 10(3) of the SchVG.	Zusammen mit der Stimmabgabe müssen die Gläubiger ihre Berechtigung zur Teilnahme an der Abstimmung gemäß § 10 Abs. 3 SchVG nachweisen.
(6) Second meeting.	(6) Zweite Versammlung.

If it is ascertained that no quorum exists for the meeting pursuant to § 13(4) or the vote without a meeting pursuant to § 13(5), in case of a meeting the chair (Vorsitzender) may convene a second meeting in accordance with section 15(3) sentence 2 of the SchVG or in case of a vote without a meeting the scrutineer (Abstimmungsleiter) may convene a second meeting within the meaning of section 15 paragraph 3 sentence 3 of the SchVG. Attendance at the second meeting and exercise of voting rights is subject to the Holders’ registration. The provisions set out in § 13(4) sentence 3 shall apply mutatis mutandis to the Holders’ registration for a second meeting.

Wird für die Gläubigerversammlung gemäß § 13(4) oder die Abstimmung ohne Versammlung gemäß § 13(5) die mangelnde Beschlussfähigkeit festgestellt, kann – im Fall der Gläubigerversammlung – der Vorsitzende eine zweite Versammlung im Sinne von § 15 Abs. 3 Satz 2 SchVG und – im Fall der Abstimmung ohne Versammlung – der Abstimmungsleiter eine zweite Versammlung im Sinne von § 15 Abs. 3 Satz 3 SchVG einberufen. Die Teilnahme an der zweiten Versammlung und die Ausübung der Stimmrechte sind von einer vorherigen Anmeldung der Gläubiger abhängig. Für die Anmeldung der Gläubiger zu einer zweiten Versammlung gilt § 13(4) Satz 3 entsprechend.

(7) Holders’ Representative.	(7) Gemeinsamer Vertreter.

The Holders may by majority resolution provide for the appointment or dismissal of a joint representative (the Holders’ Representative), the duties and responsibilities and the powers of such Holders’ Representative, the transfer of the rights of the Holders to the Holders’

Die Gläubiger können durch Mehrheitsbeschluss einen gemeinsamen Vertreter (der Gemeinsame Vertreter) bestellen oder abberufen und die Pflichten, Aufgaben und Befugnisse des Gemeinsamen Vertreters, die Übertragung der Rechte

Representative and a limitation of liability of the Holders’ Representative. § 13(2) to (6) also apply to the resolution regarding the appointment of a Holders’ Representative. Appointment of a Holders’ Representative may only be passed by a Qualified Majority if such Holders’ Representative is to be authorized to consent, in accordance with § 13(2) hereof, to a material change in the substance of the Terms and Conditions or other material matters.

der Gläubiger auf den Gemeinsamen Vertreter und eine Beschränkung der Haftung des Gemeinsamen Vertreters festlegen. Die § 13(2) bis (6) gelten auch für die Beschlussfassung über die Bestellung eines Gemeinsamen Vertreters. Die Bestellung eines Gemeinsamen Vertreters bedarf einer Qualifizierten Mehrheit, wenn der Gemeinsame Vertreter befugt ist, Änderungen des wesentlichen Inhalts der Emissionsbedingungen oder sonstigen wesentlichen Maßnahmen gemäß § 13(2) zuzustimmen.

(8) Publication.	(8) Veröffentlichung.
Any notices concerning this § 13 shall be made exclusively pursuant to the provisions of the SchVG.	Alle Bekanntmachungen diesen § 13 betreffend erfolgen ausschließlich gemäß den Bestimmungen des SchVG.
§ 14 (APPLICABLE LAW, PLACE OF JURISDICTION AND ENFORCEMENT)	§ 14 (ANWENDBARES RECHT, GERICHTSSTAND UND GERICHTLICHE GELTENDMACHUNG)
(1) Applicable Law.	(1) Anwendbares Recht.
The Notes, as to form and content, and all rights and obligations of the Holders and the Issuer, shall be governed in every respect by German law.	Form und Inhalt der Schuldverschreibungen sowie die Rechte und Pflichten der Gläubiger und der Emittentin bestimmen sich in jeder Hinsicht nach deutschem Recht.
(2) Place of Jurisdiction.	(2) Gerichtsstand.

Subject to any mandatory jurisdiction for specific proceedings under the SchVG, the District Court (Landgericht) in Frankfurt am Main shall have non-exclusive jurisdiction for any action or other legal proceedings (Proceedings) arising out of or in connection with the Notes.

Vorbehaltlich eines zwingenden Gerichtsstandes für besondere Rechtsstreitigkeiten im Zusammenhang mit dem SchVG, ist das Landgericht Frankfurt am Main nicht ausschließlich zuständig für sämtliche im Zusammenhang mit den Schuldverschreibungen entstehenden Klagen oder sonstige Verfahren (Rechtsstreitigkeiten).

(3) Enforcement.	(3) Gerichtliche Geltendmachung.
Any Holder of Notes may in any proceedings against the Issuer or to which such Holder and the Issuer are parties,	Jeder Gläubiger von Schuldverschreibungen ist berechtigt, in jedem Rechtsstreit gegen die protect and enforce in his own name his rights arising under such Notes on the basis of (i) a statement issued by the Custodian with whom such Holder maintains a securities account in respect of the Notes (a) stating the full name and address of the Holder, (b) specifying the aggregate principal amount of Notes credited to such securities account on the date of such statement and (c) confirming that the Custodian has given written notice to the Clearing System containing the information pursuant to (a) and (b) which has been confirmed by the Clearing System; (ii) a copy of the Note in global form certified as being a true copy by a duly authorized officer of the Clearing System or a depositary of the Clearing System, without the need for production in such proceedings of the actual records or the global note representing the Notes or (iii) any other means of proof permitted in legal proceedings in the country of enforcement. For purposes of the foregoing, Custodian means any bank or other financial institution of recognized standing authorized to engage in securities custody business with which the Holder maintains a securities account in respect of the Notes and which maintains an account with the Clearing System, and includes the Clearing System. Each Holder may, without prejudice to the foregoing, protect and enforce his rights under these Notes also in any other way which is admitted in the country of the Proceedings.

Emittentin oder in jedem Rechtsstreit, in dem der Gläubiger und die Emittentin Partei sind, seine Rechte aus diesen Schuldverschreibungen im eigenen Namen auf der folgenden Grundlage zu schützen oder geltend zu machen: (i) er bringt eine Bescheinigung der Depotbank bei, bei der er für die Schuldverschreibungen ein Wertpapierdepot unterhält, welche (a) den vollständigen Namen und die vollständige Adresse des Gläubigers enthält, (b) den Gesamtnennbetrag der Schuldverschreibungen bezeichnet, die unter dem Datum der Bestätigung auf dem Wertpapierdepot verbucht sind und (c) bestätigt, dass die Depotbank gegenüber dem Clearingsystem eine schriftliche Erklärung abgegeben hat, die die vorstehend unter (a) und (b) bezeichneten Informationen enthält und einen Bestätigungsvermerk des Clearingsystems trägt; (ii) er legt eine Kopie der die betreffenden Schuldverschreibungen verbriefenden Globalurkunde vor, deren Übereinstimmung mit dem Original eine vertretungsberechtigte Person des Clearingsystems oder des Verwahrers des Clearingsystems bestätigt hat, ohne dass eine Vorlage der Originalbelege oder der die Schuldverschreibungen verbriefenden Globalurkunde in einem solchen Verfahren erforderlich wäre oder (iii) auf jede andere Weise, die im Lande der Geltendmachung prozessual zulässig ist. Für die Zwecke des Vorstehenden bezeichnet Depotbank jede Bank oder ein sonstiges anerkanntes Finanzinstitut, das berechtigt ist, das Wertpapierverwahrungsgeschäft zu betreiben und bei der/dem der Gläubiger ein Wertpapierdepot für die Schuldverschreibungen unterhält und ein Konto beim Clearingsystem unterhält, einschließlich des Clearingsystems. Jeder Gläubiger kann unbeschadet des Vorstehenden seine Rechte aus diesen Schuldverschreibungen auch auf jede andere Weise schützen und durchsetzen, die im Land des Verfahrens zulässig ist.

§ 15 (LANGUAGE)	§ 15 (SPRACHE)

These Terms and Conditions are written in the German language and provided with an English language translation. The German text shall be controlling and binding. The English language translation is provided for convenience only.

Diese Emissionsbedingungen sind in deutscher Sprache abgefasst. Eine Übersetzung in die englische Sprache ist beigefügt. Der deutsche Text ist bindend und maßgeblich. Die Übersetzung in die englische Sprache ist unverbindlich.

Part II.: ADDITIONAL INFORMATION

Teil II ZUSÄTZLICHE INFORMATIONEN

A. Essential information Grundlegende Angaben
Interests of Natural and Legal Persons involved in the Issue/Offer Interessen von Seiten natürlicher und juristischer Personen, die an der Emission/dem Angebot beteiligt sind

So far as the Issuer is aware, no person involved in the offer of the Notes has an interest material to the offer, except that certain Dealers and their affiliates may be customers of, and borrowers from the creditors of the Issuer and its affiliates. In addition, certain of the Dealers and their affiliates have engaged, and may in future engage, in investment banking and/or commercial banking transactions with, and may perform services for the Issuer or its affiliates in the ordinary course of business.

Nach Kenntnis der Emittentin bestehen bei den an der Emission beteiligten Personen keine Interessen, die für das Angebot bedeutsam sind, außer, dass bestimmte Platzeure und mit ihnen verbundene Unternehmen Kunden von, Kreditnehmer der oder Kreditgeber der Emittentin und mit ihr verbundener Unternehmen sein können. Außerdem sind bestimmte Platzeure an Investment Banking Transaktionen und/oder Commercial Banking Transaktionen mit der Emittentin oder mit ihr verbundenen Unternehmen beteiligt oder könnten sich in Zukunft daran beteiligen.

Reasons for the offer to the public or for the admission to trading and use of proceeds Gründe für das öffentliche Angebot oder die Zulassung zum Handel und Verwendung der Erlöse	General corporate purposes, including the refinancing of existing financial liabilities. Allgemeine Geschäftszwecke, einschließlich der Refinanzierung bestehender Finanzverbindlichkeiten.
Estimated net proceeds Geschätzter Nettobetrag der Erträge	EUR 595,398,000 EUR 595.398.000
Estimated total expenses (excluding commissions of the managers) of the issue	EUR 50,000 EUR 50.000

Geschätzte Gesamtkosten (ausschließlich Provisionen der Manager) der Emission
Eurosystem eligibility EZB-Fähigkeit
☒	Intended to be held in a manner which would allow Eurosystem eligibility	Yes
	Soll in EZB-fähiger Weise gehalten werden	Ja

Yes. Note that the designation “Yes” in the case of a NGN simply means that the Notes are intended upon issue to be deposited with one of the ICSDs as common safekeeper, and does not necessarily mean that the Notes will be recognized as eligible collateral for Eurosystem monetary policy and intraday credit operations by the Eurosystem either upon issue or at any or all times during their life. Such recognition will depend upon the ECB being satisfied that Eurosystem eligibility criteria have been met.

Ja. Es ist zu beachten, dass die Bestimmung “Ja” im Fall einer NGN lediglich bedeutet, dass die Schuldverschreibungen nach Begebung bei einer der ICSDs als gemeinsamer Verwahrer hinterlegt werden sollen, und es bedeutet nicht notwendigerweise, dass die Schuldverschreibungen als geeignete Sicherheit im Sinne der Währungspolitik des Eurosystems und der taggleichen Überziehungen (intraday credit operations) des Eurosystem entweder nach Begebung oder zu einem Zeitpunkt während ihrer Existenz anerkannt werden. Eine solche Anerkennung wird vom Urteil der EZB abhängen, dass die Eurosystemfähigkeitskriterien erfüllt werden.

B. Information concerning the securities to be offered/admitted to trading Informationen über die anzubietenden bzw. zum Handel zuzulassenden Wertpapiere
Securities Identification Numbers Wertpapier-Kenn-Nummern
Common Code Common Code	303664769
International Securities Identification Number (ISIN) Internationale Wertpapierkennnummer (ISIN)	XS3036647694
German Securities Code (WKN) Deutsche Wertpapierkennnummer (WKN)	A4DFL2

Financial Instrument Short Name (FISN) Emittenten- und Instrumenten-Kurzname (FISN)	FRESENIUS MEDIC/3.125 MTN 20281208
Classification of Financial Instruments Code (CFI) Klassifikationscode von Finanzinstrumenten (CFI)	DTFUFB
Historic Interest Rates and future performance as well as volatility Zinssätze der Vergangenheit und künftige Entwicklungen sowie ihre Volatilität	Not applicable Nicht anwendbar
Yield to final maturity Rendite bei Endfälligkeit	3.258 per cent. 3,258%

Representation of debt security holders including an identification of the organization representing the investors and provisions applying to such representation. Indication of the website where the public may have free access to the contracts in relation to these forms of representation

Not applicable

Vertretung der Schuldtitelinhaber unter Angabe der die Anleger vertretenden Organisation und der für diese Vertretung geltenden Bestimmungen. Angabe der Website, auf der die Anleger die Verträge, die diese Repräsentationsformen regeln, kostenlos einsehen können

Nicht anwendbar
Resolutions, authorizations and approvals by virtue of which the Notes will be created

The issue of the Notes has been authorized by a resolution of the management board of the Issuer dated October 23, 2024 and by a resolution of the supervisory board of the Issuer dated
December 3, 2024.

Beschlüsse, Ermächtigungen und Genehmigungen, welche die Grundlage für die Schaffung der Schuldverschreibungen bilden	Die Begebung der Schuldverschreibungen wurde ordnungsgemäß genehmigt durch Vorstandsbeschluss der Emittentin vom 23. Oktober 2024 und Aufsichtsratsbeschluss der Emittentin vom 3. Dezember 2024.
C. Terms and conditions of the offer of the Notes to the public Bedingungen und Konditionen des öffentlichen Angebots von Schuldverschreibungen
C.1 Conditions, offer statistics, expected timetable and action required to apply for the offer Angebotsstatistiken, erwarteter Zeitplan und erforderliche Maßnahmen für die Antragstellung	Not applicable Nicht anwendbar
C.2 Plan of distribution and allotment Plan für die Aufteilung der Wertpapiere und deren Zuteilung	Not applicable Nicht anwendbar
C.3 Pricing Kursfeststellung

Issue Price Ausgabepreis	99.558 per cent. 99,558%
Expected price at which the Notes will be offered Preis zu dem die Schuldverschreibungen voraussichtlich angeboten werden	Not applicable Nicht anwendbar
Amount of expenses and taxes charged to the subscriber / purchaser Kosten/Steuern, die dem Zeichner/Käufer in Rechnung gestellt	Not applicable Nicht anwendbar
C.4 Placing and underwriting Platzierung und Emission

Name and address of the coordinator(s) of the global offer and of single parts of the offer and, to the extent known to the Issuer or the offeror, of the placers in the various countries where the offer takes place
Name und Anschrift des Koordinators/der Koordinatoren des globalen Angebots oder einzelner Teile des Angebots und – sofern der Emittentin oder dem Bieter bekannt – Angaben zu den Platzierern in den einzelnen Ländern des Angebots

Not applicable Nicht anwendbar
Method of distribution Vertriebsmethode
☐ Non-syndicated Nicht syndiziert
☒ Syndicated Syndiziert
Subscription Agreement Übernahmevertrag
Date of Subscription Agreement Datum des Subscription Agreements	April 4, 2025 4. April 2025
Material Features of the Subscription Agreement: Hauptmerkmale des Übernahmevertrages:

Under the Subscription Agreement, the Issuer agrees to issue the Notes and each Dealer agrees to purchase the Notes; the Issuer and each Dealer agree inter alia on the aggregate principal amount of the issue, the principal amount of the Dealers’ commitments, the Issue Price, the Issue Date and the commissions.

Unter dem Übernahmevertrag vereinbart die Emittentin, die Schuldverschreibungen zu begeben und jeder Platzeur stimmt zu, die Schuldverschreibungen zu erwerben. Die Emittentin und jeder Platzeur vereinbaren im

Übernahmevertrag unter anderem den Gesamtnennbetrag der Emission, die gemäß der Übernahmeverpflichtung auf die Platzeure entfallenden Nennbeträge, den Ausgabepreis, den Valutierungstag und die
Provisionen.

Management Details including form of commitment Einzelheiten bezüglich des Bankenkonsortiums einschließlich der Art der Übernahme
Specify Management Group or Dealer (names and addresses) Bankenkonsortium oder Platzeur angeben (Namen und Anschriften)

Active Bookrunners
Aktive Bookrunner

BNP PARIBAS
16, boulevard des Italiens
75009 Paris
France

Citigroup Global Markets
Europe AG
Börsenplatz 9
60313 Frankfurt am Main
Germany

Deutsche Bank
Aktiengesellschaft
Mainzer Landstr. 11-17
60329 Frankfurt am Main
Germany

ING Bank N.V.
Foppingadreef 7
1102 BD Amsterdam
The Netherlands

Passive Bookrunners
Passive Bookrunner

Banco Santander, S.A.
Ciudad Grupo Santander
Avenida de Cantabria s/n
Edificio Encinar
28660 Boadilla del Monte
Madrid
Spain

Commerzbank
Aktiengesellschaft
Kaiserstraße 16 (Kaiserplatz)
60311 Frankfurt am Main
Federal Republic of Germany

UniCredit Bank GmbH Arabellastraße 12 81925 Munich Germany
☒ Firm commitment Feste Zusage
☐ no firm commitment / best efforts arrangements Keine feste Zusage / zu den bestmöglichen Bedingungen
Commissions Provisionen
Management/Underwriting Commission (specify) Management- und Übernahmeprovision (angeben)	0.325 per cent. 0,325%
Selling Concession (specify) Verkaufsprovision (angeben)	Not applicable Nicht anwendbar
Listing Commission (specify) Börsenzulassungsprovision (angeben)	Not applicable Nicht anwendbar
Prohibition of Sales to EEA Retail Investors Verbot des Verkaufs an Kleinanleger im Europäischen Wirtschaftsraum	Not applicable Nicht anwendbar
Prohibition of Sales to UK Retail Investors Verbot des Verkaufs an Kleinanleger im Vereinigten Königreich	Not applicable Nicht anwendbar
Stabilising Dealer/Manager Kursstabilisierender Dealer/Manager	Deutsche Bank Aktiengesellschaft Deutsche Bank Aktiengesellschaft
C.5Public Offer Jurisdictions Jurisdiktionen für öffentliches Angebot
Public Offer Jurisdiction(s)	Luxembourg and Germany
Jurisdiktionen, in denen ein öffentliches Angebot stattfindet	Luxemburg und Deutschland
D. Listing(s) and admission to trading Börsenzulassung(en) und Notierungsaufnahme	Yes Ja
☒ Regulated Market of the Luxembourg Stock Exchange Regulierter Markt der Luxemburger Wertpapierbörse
☐ Other Sonstige
Date of admission Termin der Zulassung	April 8, 2025 8. April 2025

Estimate of the total expenses related to admission to trading Geschätzte Gesamtkosten für die Zulassung zum Handel		Not applicable Nicht anwendbar

All regulated markets or third-country markets, SME Growth Market or MTFs on which, to the knowledge of the Issuer, notes of the same class of the notes to be offered to the public or admitted to trading are already admitted to trading

Angabe sämtlicher regulierter Märkte oder Märkte in Drittstaaten, KMU-Wachstumsmärkte oder MTFs, auf denen nach Kenntnis der Emittentin Schuldverschreibungen der gleichen Wertpapierkategorie, die öffentlich angeboten oder zum Handel zugelassen werden sollen, bereits zum Handel zugelassen sind

☐	Regulated Market of the Luxembourg Stock Exchange Regulierter Markt der Luxemburger Wertpapierbörse
☐	Other Andere
☒	not applicable nicht anwendbar

Name and address of the entities which have a firm commitment to act as intermediaries in secondary trading, providing liquidity through bid and offer rates and description of the main terms of their commitment
Name und Anschrift der Institute, die aufgrund einer festen Zusage als Intermediäre im Sekundärhandel tätig sind und Liquidität mittels Geld- und Briefkursen erwirtschaften, und Beschreibung der Hauptbedingungen der Zusagevereinbarung

Not applicable Nicht anwendbar
E. Additional Information Zusätzliche Informationen
Rating of the Notes Rating der Schuldverschreibungen		The Issuer expects, that upon issuance, the Notes will be assigned a rating of BBB-[3] by Fitch Ratings Ireland Limited, BBB-[4] by S&P Global Ratings Europe Limited and Baa3[5] by Moody’s

[3]

According to the rating definitions published on its website, Fitch defines obligations rated ‘BBB’ as follows: “ ‘BBB’ ratings indicate that expectations of default risk are currently low. The capacity for payment of financial commitments is considered adequate, but adverse business or economic conditions are more likely to impair this capacity.” The modifiers “+” or “–” may be appended to a rating to denote relative status within major rating categories.

[4]

According to the rating definitions published by S&P on its homepage, ‘BBB’ means: “Adequate capacity to meet financial commitments, but more subject to adverse economic conditions.” Ratings from ‘AA’ to ‘CCC’ may be modified by the addition of a plus (+) or minus (-) sign to show relative standing within the rating categories.

[5]

According to the rating definitions published on its website, Moody’s defines obligations rated ‘Baa’ as follows: “Obligations rated Baa are subject to moderate credit risk. They are considered medium-grade and as such may possess speculative characteristics.” Moody’s appends numerical modifiers 1, 2, and 3 to each generic rating classification from Aa through Caa. The modifier 3 indicates a ranking in the lower end of that generic rating category.

Deutschland GmbH.
Die Emittentin erwartet, dass die Schuldverschreibungen nach ihrer Begebung ein Rating von BBB-[6] durch Fitch Ratings Ireland Limited, von BBB-[7] durch S&P Global Ratings Europe Limited und von Baa3[8] durch Moody’s Deutschland GmbH erhalten werden.

Fitch Ratings Ireland Limited is established in the European Union and is registered pursuant to Regulation (EC) No 1060/2009 of the European Parliament and of the Council of 16 September 2009 on credit rating agencies, as amended (the CRA Regulation). S&P Global Ratings Europe Limited is established in Ireland and is registered pursuant the CRA Regulation. Moody’s Deutschland GmbH is established in Germany and is registered pursuant to the CRA Regulation. The European Securities and Markets Authority (ESMA) publishes on its website (https://www.esma.europa.eu/credit-rating-agencies/cra-authorisation) a list of credit rating agencies registered in accordance with the CRA Regulation. That list is updated within five working days following the adoption of a decision under Article 16, 17 or 20 CRA Regulation. The European Commission shall publish that updated list in the Official Journal of the European Union within 30 days following such update.

Fitch Ratings Ireland Limited hat ihren Sitz in der Europäischen Union und ist gemäß Verordnung (EG) Nr. 1060/2009 des Europäischen Parlaments und des Rates vom 16. September 2009 über Ratingagenturen (in der geänderten Fassung) (die Ratingverordnung) registriert. S&P Global Ratings Europe Limited hat ihren Sitz in Irland und ist gemäß der Ratingverordnung registriert. Moody’s Deutschland GmbH hat ihren Sitz in

[6]

Gemäß der auf ihrer Website veröffentlichten Ratingdefinitionen werden Verbindlichkeiten mit einem Rating von ‘BBB’ von Fitch wie folgt definiert: “BBB Ratings weisen darauf hin, dass die Erwartungen hinsichtlich eines Ausfallrisikos momentan gering sind. Die Fähigkeit, finanzielle Verbindlichkeiten zu bezahlen, wird als adäquat angesehen, jedoch können nachteilige Geschäfts- oder Wirtschaftsbedingungen leichter zu einer Beeinträchtigung dieser Fähigkeit führen.” Den Ratings kann ein Plus- oder ein Minuszeichen hinzugefügt werden, um den jeweiligen Rang innerhalb größerer Ratingkategorien anzuzeigen.

[7]

Gemäß der von S&P auf ihrer Website veröffentlichten Ratingdefinitionen ist ‘BBB’ wie folgt definiert: “Adäquate Kapazität zur Erfüllung der finanziellen Verpflichtungen, aber anfälliger für nachteilige wirtschaftliche Bedingungen.” Den Ratings von ‘AA’ bis ‘CCC’ kann ein Pluszeichen (+) oder Minuszeichen (-) hinzugefügt werden, um den jeweiligen Rang innerhalb der größeren Ratingkategorie anzuzeigen.

[8]

Gemäß der auf ihrer Website veröffentlichten Ratingdefinitionen werden Verbindlichkeiten mit einem Rating von ‘Baa’ von Moody’s wie folgt definiert: “Baa-geratete Verbindlichkeiten bergen ein moderates Kreditrisiko. Sie gelten als von mittlerer Qualität und weisen als solche mitunter spekulative Elemente auf.” Moody’s verwendet in den Ratingkategorien Aa bis Caa zusätzlich numerische Unterteilungen. Der Zusatz “3” bedeutet eine Einstufung in das untere Drittel der jeweiligen Ratingkategorie.

Deutschland und ist gemäß der Ratingverordnung registriert. Die Europäische Wertpapier und Marktaufsichtsbehörde (ESMA) veröffentlicht auf ihrer Webseite (https://www.esma.europa.eu/credit-rating-agencies/cra-authorisation) ein Verzeichnis der nach der Ratingverordnung registrierten Ratingagenturen. Dieses Verzeichnis wird innerhalb von fünf Werktagen nach Annahme eines Beschlusses gemäß Artikel 16, 17 oder 20 der Ratingverordnung aktualisiert. Die Europäische Kommission veröffentlicht das aktualisierte Verzeichnis im Amtsblatt der Europäischen Union innerhalb von 30 Tagen nach der Aktualisierung.

F.Information to be provided regarding the consent by the Issuer or person responsible for drawing up the Prospectus and the Final Terms

Zur Verfügung zu stellende Informationen über die Zustimmung der Emittentin oder der für die Erstellung des Prospekts und der Endgültigen Bedingungen zuständigen Person

The consent to the use of the Prospectus and these Final Terms for the subsequent resale or final placement of Notes by all financial intermediaries is given by the Issuer in relation to Luxembourg and Germany.

The subsequent resale or final placement of Notes by financial intermediaries can be made during the offer period. The offer period commences on April 4, 2025 and ends on April 8, 2025.

Die Zustimmung zu der Verwendung des Prospekts und dieser Endgültigen Bedingungen zu der späteren Weiterveräußerung und der endgültigen Platzierung der Schuldverschreibungen durch alle Finanzintermediäre wird von der Emittentin in Bezug auf Luxemburg und Deutschland erteilt.

Die spätere Weiterveräußerung und endgültige Platzierung der Wertpapiere durch Finanzintermediäre kann während der Angebotsfrist erfolgen. Die Angebotsfrist beginnt am 4. April 2025 und endet am 8. April 2025.

Third Party Information

Informationen von Seiten Dritter

With respect to any information included herein and specified to be sourced from a third party (i) the Issuer confirms that any such information has been accurately reproduced and as far as the Issuer is aware and is able to ascertain from information available to it from such third party, no facts have been omitted which would render the reproduced information inaccurate or misleading and (ii) the Issuer has not independently verified any such information and accepts no responsibility for the accuracy thereof.

Hinsichtlich der hierin enthaltenen und als solche gekennzeichneten Informationen von Seiten Dritter gilt Folgendes: (i) Die Emittentin bestätigt, dass diese Informationen zutreffend wiedergegeben worden sind und - soweit es der Emittentin bekannt ist und sie aus den von diesen Dritten zur Verfügung gestellten Informationen ableiten konnte - wurden keine Fakten unterschlagen, die die wiedergegebenen Informationen unzutreffend oder irreführend gestalten würden; (ii) die Emittentin hat diese Informationen nicht selbständig überprüft und übernimmt keine Verantwortung für ihre Richtigkeit.

Fresenius Medical Care AG

/s/ Martin Fischer
Martin Fischer
Member of the management board of Fresenius Medical Care AG
Mitglied des Vorstands der Fresenius Medical Care AG

/s/ p.p.a. Steffen Patzak
Steffen Patzak
SVP Corporate Finance & Global Treasury

Annex

Summary for the Individual Issue

II.

INTRODUCTION CONTAINING WARNINGS

This summary relates to the series EUR 600,000,000 3.125 per cent. Notes due December 8, 2028 with the ISIN XS3036647694 (the Notes), issued by Fresenius Medical Care AG, Else-Kröner-Straße 1, 61352 Bad Homburg vor der Höhe, Germany (tel.: +49-6172-609-0; website: www.freseniusmedicalcare.com; LEI: 549300CP8NY40UP89Q40) (the Issuer and, together with its consolidated group companies, the Group, also referred to as we, us or our) under the Issuer’s EUR 10,000,000,000 Debt Issuance Program (the Program).

The Commission de Surveillance du Secteur Financier (CSSF), 283, route d’Arlon L-1150 Luxembourg (tel.: +352 26 25 1 - 1; fax: +352 26 25 1 - 2601; e-mail: direction@cssf.lu) has approved the base prospectus for the Program (the Base Prospectus) as the competent authority under Regulation (EU) 2017/1129 on March 26, 2025.

This Summary has been prepared in accordance with Article 7 of Regulation (EU) 2017/1129 and should be read as an introduction to the Base Prospectus and the applicable Final Terms. Any decision to invest in the Notes should be based on consideration of the Base Prospectus as a whole, including any documents incorporated by reference therein, and the applicable Final Terms by the investor. An investor in the Notes could lose all or part of the invested capital. Where a claim relating to the information contained in the Base Prospectus or the applicable Final Terms is brought before a court, the plaintiff investor might, under national law, have to bear the costs of translating the Base Prospectus and the applicable Final Terms, before the legal proceedings are initiated. Civil liability attaches only to those persons who have tabled the Summary including any translation thereof, but only if the Summary is misleading, inaccurate or inconsistent, when read together with the Base Prospectus and the applicable Final Terms, or where it does not provide, when read together with the Base Prospectus and the applicable Final Terms, key information in order to aid investors when considering whether to invest in such Notes.

III.

KEY INFORMATION ON THE ISSUER

1.	Who is the issuer of the securities?
1.1	Domicile, legal form, LEI, law under which it operates and country of operation

The Issuer is a German stock corporation (Aktiengesellschaft) with its registered seat (Sitz) at Hof (Saale), Germany, incorporated under and governed by the laws of Germany. The LEI of the Issuer is 549300CP8NY40UP89Q40.

1.2	Principal activities

The Issuer’s principal activity is to act as holding company for its subsidiaries. The Group provides dialysis and related services for individuals with renal diseases as well as other health care services. The Group also develops, manufactures and distributes a wide variety of health care products.

1.3	Major shareholders

As of December 31, 2024, the Issuer’s share capital consisted of 293,413,449 issued and outstanding shares. Fresenius SE & Co. KGaA (Fresenius SE) owned approximately 28.55% of the Issuer’s shares on March 7, 2025. The Else Kröner-Fresenius-Stiftung is the sole shareholder of Fresenius Management SE, the general partner of Fresenius SE, and has sole power to elect the supervisory board of Fresenius Management SE. In addition, the Else Kröner-Fresenius-Stiftung owned approximately 27% of the share capital of Fresenius SE on December 31, 2024.

Pursuant to notifications received by the Issuer in accordance with the WpHG through March 20, 2025, the following shareholders directly or indirectly hold more than 3% of the Issuer’s shares:

Shareholder	Share of voting rights (in %)
Else Kröner-Fresenius-Stiftung	28.55
Richard Pzena	5.20
Dodge & Cox, San Francisco, California, U.S.	5.03
Dodge & Cox International Stock Fund, San Francisco, California, U.S.		5.00
Harris Associates L.P., Wilmington, Delaware, U.S.	4.95
BlackRock, Inc., Wilmington, Delaware, U.S.	4.34

1.4	Key managing directors

The Issuer’s management board (Vorstand) manages the Issuer and conducts its business. The current members of the management board are Helen Giza, Craig Cordola, Ed.D., Martin Fischer, Dr. Jörg Häring, Franklin W. Maddux, M.D., and Dr. Katarzyna Mazur-Hofsäß.

1.5	Identity of the statutory auditors

PricewaterhouseCoopers GmbH Wirtschaftsprüfungsgesellschaft, Friedrich-Ebert-Anlage 35-37, 60327 Frankfurt am Main, Germany (PwC), a member of the German Chamber of Public Accountants (Wirtschaftsprüferkammer), Berlin, Germany, was appointed to serve as independent auditor of the Issuer for the fiscal years ended December 31, 2024 and 2023.

2.	What is the key financial information regarding the Issuer?

The following selected consolidated financial information has been taken or derived from the Issuer’s consolidated financial statements prepared in accordance with International Financial Reporting Standards (IFRS®) Accounting Standards as adopted by the European Union as of and for each of the fiscal years ended December 31, 2024 and 2023. PwC audited the consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023 and issued unqualified auditor’s reports (uneingeschränkte Bestätigungsvermerke) thereon.

This information should be read together with our consolidated financial statements incorporated by reference into the Base Prospectus.

2.1.1	Selected Consolidated Statements of Income Data

	For the fiscal year ended December 31,
In € millions, except per share amounts	2024 (audited)	2023 (audited)
Revenue	19,336	19,454

Operating income	1,392	1,369
Net income attributable to shareholders of the Issuer	538	499
Basic earnings per share	1.83	1.70
Diluted earnings per share	1.83	1.70

2.1.2	Selected Consolidated Balance Sheet Data

	As of December 31,
In € millions	2024 (audited, unless stated otherwise)	2023 (audited, unless stated otherwise)
Total assets	33,567	33,930
Total current liabilities	5,660	6,112
Total liabilities	17,798	19,103
Net debt(1)	9,803	10,760
Total equity	15,769	14,827

(1)

Unaudited. Net debt, a Non-IFRS® Measure, is defined as the sum of our debt and lease liabilities less our cash and cash equivalents, including cash and cash equivalents included within assets held for sale. Debt and lease liabilities includes the following balance sheet line items: short-term debt from unrelated parties, current portion of long-term debt, current portion of lease liabilities from unrelated parties, current portion of lease liabilities from related parties, long-term debt, less current portion, lease liabilities from unrelated parties, less current portion and lease liabilities from related parties, less current portion as well as debt and lease liabilities included within liabilities directly associated with assets held for sale, as presented in the consolidated balance sheets of the Issuer’s consolidated financial statements as of and for the fiscal years ended December 31, 2024 and 2023.

2.1.3	Selected Consolidated Statements of Cash Flow Data

	For the fiscal year ended December 31,
In € millions	2024 (audited)	2023 (audited)
Net cash provided by (used in) operating activities	2,386	2,629
Net cash provided by (used in) investing activities	(85)	(544)
Net cash provided by (used in) financing activities	(2,569)	(1,859)
Cash and cash equivalents at end of the period	1,185	1,427

3.	What are the key risks that are specific to the Issuer?

The key risks relating to the Issuer and the Group are:

3.1.1	Risks relating to Legal and Regulatory Matters
●	We operate in a highly regulated industry such that the potential for legislative reform provides uncertainty and potential threats to our operating models and results.
●	Changes in reimbursement, payor mix and/or governmental regulations for health care could materially decrease our revenues and operating profit.
3.1.2	Risks Relating to Internal Control and Compliance
●	We operate in many different jurisdictions and we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-corruption laws.
3.1.3	Risks Relating to Our Business Activities and Industry
●	If physicians and other referral sources cease referring patients to our health care service businesses and facilities or cease purchasing or prescribing our products, our revenues would decrease.
●	As a company with operations spanning around 150 countries, we face specific risks from our global operations.
3.1.4	Risks Relating to Taxation and Accounting
●	There are significant risks associated with estimating the amount of health care service revenues that we recognize that could impact the timing of our recognition of revenues or have a significant impact on our operating results and financial condition.
●	Diverging views of fiscal authorities or changes in tax legislation could require us to make additional tax payments.
3.1.5	Risks Relating to Our Financial Condition and Our Securities
●	Our indebtedness may prevent us from fulfilling our debt-service obligations or implementing certain elements of our business strategy.
●	Although Fresenius SE no longer controls the Issuer through ownership of 100% of Fresenius Medical Care Management AG, its significant share of ownership, certain provisions of the Issuer’s articles of association and certain provisions of our trademark license from Fresenius SE enable Fresenius SE to retain significant influence over the management of the Issuer.

IV.

KEY INFORMATION ON THE SECURITIES

1.	What are the main features of the Securities?
1.1	Type, class and ISIN

The Notes are fixed rate notes. They are issued as Series number 8, Tranche number 1, ISIN XS3036647694.

1.2	Currency, denomination, par value, number of securities issued and duration

The Notes are issued in euro (“EUR”). The specified denomination per Note is EUR 1,000. The number of Notes is 600,000. The term of the Notes is three years and eight months.

1.3	Rights attached to the Securities

Each holder of a Note (each a Holder) has the right towards the Issuer to claim payment of interest and nominal when such payments are due in accordance with the terms and conditions of the Notes (the Terms and Conditions). Unless previously redeemed, or purchased and cancelled, each Note will be redeemed at its principal amount on the Maturity Date.

Negative Pledge: The Notes contain a limited negative pledge provision.

Events of Default: The Notes provide for events of default entitling Holders to demand immediate redemption of the Notes.

Cross Default: The Notes provide for cross default provisions.

Change of Control: Upon the occurrence of specific change of control events with a ratings decline, the Holders will have the right to require that the Issuer repurchases their Notes at 101% of the principal amount, plus accrued and unpaid interest (if any).

Early Redemption: The Notes may be called for redemption and redeemed prior to their stated maturity at the option of the Issuer for taxation reasons or within a certain call redemption period. The Notes may also be called for redemption and be redeemed prior to their stated maturity at the option of the Issuer for reason of minimal outstanding principal amount.

Resolutions of Holders: In accordance with the German Act on Debt Securities (Gesetz über Schuldverschreibungen aus Gesamtemissionen, SchVG), the Notes contain provisions pursuant to which Holders may agree by resolution to amend the Terms and Conditions (with the consent of the Issuer) and to decide upon certain other matters regarding the Notes. Resolutions of Holders properly adopted, either in a meeting of Holders or by vote taken without a meeting in accordance with the Terms and Conditions, are binding upon all Holders. Resolutions providing for material amendments to the Terms and Conditions require a majority of not less than 75 % of the votes cast. Resolutions regarding other amendments are passed by a simple majority of the votes cast.

Governing Law: The Notes are governed by German law.

1.4	Rank of the Securities in the Issuer’s capital structure upon insolvency

The Notes constitute unsecured and unsubordinated obligations of the Issuer ranking pari passu among themselves and pari passu with all other present or future unsecured and unsubordinated obligations of the Issuer, unless such obligations are accorded priority under mandatory provisions of statutory law.

1.5	Restrictions on free transferability of the securities

Not applicable. The Notes are freely transferable.

1.6	Payout policy (interest)

The Notes bear interest on their specified denomination from (and including) April 8, 2025 to (but excluding) the Maturity Date at a fixed rate of 3.125% per annum. Interest is payable in arrear on each Interest Payment Date.

Interest Payment Date means December 8 each year with the first Interest Payment Date being December 8, 2025. On the first Interest Payment Date, interest payment amounts to EUR 20.89 per specified denomination.

Maturity Date: Unless previously redeemed in whole or in part or purchased and cancelled, the Notes shall be redeemed at their principal amount on December 8, 2028, together with interest from the most recent Interest Payment Date to (but excluding) the Maturity Date.

Yield to final maturity: The yield to final maturity equals 3.258 per cent. per annum.

2.	Where will the Securities be traded?

Application has been made to list the Notes on the official list of the Luxembourg Stock Exchange and to admit the Notes to trading on the regulated market of the Luxembourg Stock Exchange.

3.	Is there a guarantee attached to the securities?

There is no guarantee attached to the securities.

4.	What are the key risks that are specific to the Securities?
4.1.1	Risks Relating to the Nature and Ranking of the Notes
●	The Notes are structurally subordinated to the claims of other creditors within the Group.
●	The Notes will be effectively subordinated to secured debt of the Issuer to the extent such debt is secured by assets that are not also securing the Notes.
●	The Issuer relies on distributions from its subsidiaries to meet its payment obligations.
●	Notes may be denominated in a foreign currency.
4.1.2	Risks related to the Terms and Conditions of the Notes
●	We may not be able to make a change of control redemption upon demand.
●	The Issuer may redeem the Notes early.

V.

KEY INFORMATION ON THE OFFER OF SECURITIES TO THE PUBLIC
AND THE ADMISSION TO TRADING ON A REGULATED MARKET

1.	Under which conditions and timetable can I invest in this security?

Application has been made to list the Notes on the official list of the Luxembourg Stock Exchange and to admit the Notes to trading on the regulated market of the Luxembourg Stock Exchange.

There will be no public offer of the Notes by the Issuer. The consent to the use of the Prospectus and the Final Terms for the subsequent resale or final placement of Notes by all financial intermediaries is given by the Issuer in relation to Luxembourg and Germany. The subsequent resale or final placement of Notes by financial intermediaries can be made during the offer period which commences on April 4, 2025 and ends on April 8, 2025.

The estimated total expenses of the issue (excluding commissions of the managers) amount to EUR 50,000. The Issuer will not charge any costs, expenses or taxes directly to any investor in connection with the Notes. Investors must, however, inform themselves about any costs, expenses or taxes in connection with the Notes which are generally applicable in their respective country of residence, including any charges their own depository banks charge them for purchasing or holding securities.

2.	Why has the Base Prospectus been produced?
2.1	Reasons for the offer/Use and estimated net amount of proceeds

The Issuer will use the net proceeds of the issuance for general corporate purposes, including refinancing of outstanding indebtedness.

The estimated net proceeds from the issue of the Notes amount to EUR 595,398,000.

2.2	Subscription agreement

The issue of the Notes is subject to a subscription agreement dated April 4, 2025 on a firm commitment basis.

2.3	Material conflicts of interest

So far as the Issuer is aware, no person involved in the offer of the Notes has an interest material to the offer, except that certain Dealers and their affiliates may be customers of, and borrowers from the creditors of the Issuer and its affiliates. In addition, certain of the Dealers and their affiliates have engaged, and may in future engage, in investment banking and/or commercial banking transactions with, and may perform services for the Issuer or its affiliates in the ordinary course of business.